                                                                 EXECUTION COPY

                                                                 EXHIBIT 10.14






                             JOINT VENTURE AGREEMENT


                         DATED AS OF SEPTEMBER 13, 2000



                                  BY AND AMONG



                       THE GOODYEAR TIRE & RUBBER COMPANY,



                            ARKANSAS BEST CORPORATION


                                       AND


                                  TREADCO, INC.

                                TABLE OF CONTENTS

                                                                                                    Page No.
                                                                                                    --------
ARTICLE I       DEFINITIONS........................................................................... 4

ARTICLE II      ORGANIZATION OF WINGFOOT..............................................................12
         2.1    Organization of Wingfoot..............................................................12
         2.2    Closing Balance Sheets................................................................12
         2.3    Adjustment to Membership Interests....................................................13
         2.4    Closing...............................................................................13
         2.5    Corporate Offices.....................................................................13

ARTICLE III     TERMS OF THE TRANSACTION..............................................................14
         3.1    Treadco's Contribution of Assets and Liabilities......................................14
         3.2    Goodyear's Contribution of Assets and Liabilities.....................................16
         3.3    Real Property Fees and Expenses.......................................................17

ARTICLE IV      BUY AND SELL OPTIONS..................................................................18
         4.1    Sell and Purchase Options.............................................................18

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF ABC AND TREADCO.....................................20
         5.1    Organization..........................................................................20
         5.2    Authority; Execution and Enforceability...............................................20
         5.3    No Violation or Breach................................................................20
         5.4    Brokers and Finders...................................................................21
         5.5    Financial Statements..................................................................21
         5.6    Contributed Assets....................................................................21
         5.7    Consents; Filings.....................................................................22
         5.8    Actions and Proceedings...............................................................22
         5.9    Taxes and Tax Returns.................................................................22
         5.10   Real Property.........................................................................23
         5.11   Intellectual Property.................................................................25
         5.12   Software..............................................................................25
         5.13   Compliance with Legal Requirements....................................................25
         5.14   Material Contracts....................................................................26
         5.15   Insurance.............................................................................26
         5.16   Guarantees............................................................................27
         5.17   Notes and Accounts Receivable.........................................................27
         5.18   Inventory.............................................................................27
         5.19   Undisclosed Liabilities...............................................................27
         5.20   Conduct of Business...................................................................27
         5.21   Labor Matters.........................................................................28
         5.22   Books and Records.....................................................................29
         5.23   Projections and Forecasts.............................................................29
         5.24   Exclusivity of Representations........................................................29



                                      (i)

ARTICLE VI      REPRESENTATIONS AND WARRANTIES OF GOODYEAR............................................30
         6.1    Organization..........................................................................30
         6.2    Authority; Execution and Enforceability...............................................30
         6.3    No Violation or Breach................................................................30
         6.4    Brokers and Finders...................................................................30
         6.5    Contributed Assets....................................................................31
         6.6    Consents; Filings.....................................................................31
         6.7    Actions and Proceedings...............................................................31
         6.8    Taxes and Tax Returns.................................................................31
         6.9    Real Property.........................................................................32
         6.10   Intellectual Property.................................................................34
         6.11   Software..............................................................................35
         6.12   Compliance with Legal Requirements....................................................35
         6.13   Material Contracts....................................................................35
         6.14   Guarantees............................................................................36
         6.15   Notes and Accounts Receivable.........................................................36
         6.16   Inventory.............................................................................36
         6.17   Undisclosed Liabilities...............................................................36
         6.18   Conduct of Business...................................................................36
         6.20   Labor Matters.........................................................................37
         6.21   Books and Records.....................................................................38
         6.22   Projections and Forecasts.............................................................38
         6.23   Tax Status of Wingfoot................................................................38
         6.24   Exclusivity of Representations........................................................38

ARTICLE VII     COVENANTS.............................................................................39
         7.1    Covenants of Treadco and ABC..........................................................39
         7.2    Covenants of Goodyear.................................................................40
         7.3    Covenants of the Parties..............................................................41
         7.4    Real Property.........................................................................43
         7.5    Nonassignable Contracts and Rights....................................................43

ARTICLE VIII    DELIVERIES AT CLOSING.................................................................44
         8.1    Deliveries by Goodyear................................................................44
         8.2    Deliveries by Treadco.................................................................45

ARTICLE IX      CONDITIONS TO CLOSING.................................................................47
         9.1    Conditions to Closing.................................................................47

ARTICLE X       ENVIRONMENTAL MATTERS.................................................................47
         10.1   Environmental, Health and Safety Matters..............................................47
         10.2   Environmental Liabilities.............................................................49

ARTICLE XI      SPECIAL CLAIMS........................................................................49
         11.1   Warranty Services.....................................................................49



                                      (ii)

         11.2   Treadco Workers Compensation, Property and Personal Injury Claims.....................49
         11.3   Goodyear Workers Compensation, Property and Personal Injury Claims....................50

ARTICLE XII     INDEMNIFICATION.......................................................................50
         12.1   Survival of Indemnification...........................................................50
         12.2   Indemnification by Goodyear...........................................................50
         12.3   Indemnification by Treadco............................................................50
         12.4   Exceptions and Limitations............................................................51
         12.5   Procedure for Establishment of Claims.................................................51
         12.6   Exclusive Remedy......................................................................52
         12.7   Payment and Assignment of Claims......................................................52

ARTICLE XIII    DISPUTE RESOLUTION....................................................................53
         13.1   Procedures............................................................................53
         13.2   Arbitration...........................................................................53

ARTICLE XIV     EMPLOYEE MATTERS......................................................................55
         14.1   ERISA Representations by Treadco......................................................55
         14.2   ERISA Representations by Goodyear.....................................................55
         14.3   General Provisions and Agreements.....................................................56
         14.4   Personnel Information; Labor Relations (ABC and Treadco)..............................58
         14.5   Personnel Information; Labor Relations (Goodyear).....................................58
         14.6   Indemnity by Wingfoot.................................................................59

ARTICLE XV      MISCELLANEOUS PROVISIONS..............................................................59
         15.1   Amendments............................................................................59
         15.2   Waivers...............................................................................59
         15.3   Assignability.........................................................................59
         15.4   Severability..........................................................................59
         15.5   Governing Law and Language............................................................59
         15.6   Costs and Taxes.......................................................................60
         15.7   Titles to Articles and Subparts; Schedules............................................60
         15.8   Singular and Plural; Gender...........................................................60
         15.9   Entire Agreement......................................................................60
         15.10  Notices...............................................................................60
         15.11  Public Announcement...................................................................61
         15.12  Counterparts; Facsimile...............................................................61
         15.13  Bulk Sales............................................................................61
         15.14  Guarantee.............................................................................61


                                     (iii)

                             JOINT VENTURE AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into this 13th day of September, 2000 by and among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation with its principal place of business at 1144 East Market Street, Akron, Ohio 44316-0001 ("Goodyear"), ARKANSAS BEST CORPORATION, a Delaware corporation with its principal place of business at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 ("ABC"), and TREADCO, INC., a Delaware corporation and a wholly-owned subsidiary of ABC with its principal place of business at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 ("Treadco") (Goodyear, ABC and Treadco are referred to herein, singularly, as a "Party" and, collectively, as the "Parties").

         WHEREAS, Goodyear owns commercial truck service centers and provides retreading services under the trade names "Goodyear Commercial Tire and Service Centers" and "Brad Ragan Tire Centers";

         WHEREAS, ABC, through Treadco, sells and services commercial truck tires and provides retreading services under the trade name "Treadco";

         WHEREAS, the Parties desire to enter a joint venture (the "Joint Venture") by establishing an Ohio limited liability company to pursue the business of selling and servicing commercial truck tires, providing retread services and conducting related businesses;

         WHEREAS, the Parties contemplate the transfer of certain assets to the Joint Venture by each of Goodyear and Treadco; and

         WHEREAS, the operation of the limited liability company shall be governed by the terms of an operating agreement to be executed prior to Closing.

         NOW, THEREFORE, in consideration of the foregoing premises and other good, valid and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

The following terms shall, have the following respective meanings:

         "AAA" means the American Arbitration Association.

         "ACT" shall have the meaning set forth in Section 8.1(j).

         "ADMINISTRATION DATE" means the date that Wingfoot begins the management and administration of the business operations conducted with respect to the Goodyear Contributed Assets. The target Administration Date is January 1, 2001.

         "AFFILIATE" means, with respect to any Person, any other person controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" as used with respect to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Agreement, as it may be amended from time to time, together with its exhibits and schedules.

         "ARBITRATION NOTICE" shall have the meaning set forth in Section 13.2.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means those documents substantially in the form of Exhibit 1(a) through which Goodyear and Treadco will assign, and Wingfoot will assume, those liabilities defined in Article III.

         "ASSUMED GOODYEAR LIABILITIES" shall have the meaning set forth in
Section 3.2(d).

         "ASSUMED TREADCO LIABILITIES" shall have the meaning set forth in
Section 3.1(c).

         "AUTHORITY" means international, national, federal, state, local or other political subdivisions or foreign courts, administrative agencies or governmental or regulatory bodies.

         "BILL OF SALE" means those documents substantially in the form of
Exhibit 1(b) through which Goodyear and Treadco will transfer to Wingfoot those assets defined in Article III.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Fort Smith, Arkansas or Akron, Ohio shall be permitted or required by Law or executive order to be closed.

         "CALL OPTION" shall have the meaning set forth in Section 4.1(b).

         "CALL PRICE" shall have the meaning set forth in Section 4.1(b).

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14).

         "CHANGE IN CONTROL" will be deemed to occur with respect to a Party if at any time after the Closing Date, (a) any Person, alone or with its Affiliates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the outstanding securities of the Party, (b) the Party is merged with or into, is consolidated with, or becomes the subsidiary of another entity and immediately after giving effect to that transaction, less than 50% of the then outstanding voting securities of the surviving or resulting entity or (if the Party becomes a subsidiary in the transaction) of the ultimate parent of the Party represent or were issued in exchange for voting securities of the Party outstanding immediately prior to the transaction, or (c) all or substantially all of the assets of the Party are leased, sold, transferred or otherwise disposed of in a single transaction or series of related transactions.

         "CLOSING" means the initial conveyance of any of the Contributed Treadco Assets and Contributed Goodyear Assets to Wingfoot and the assignment and assumption of the Assumed Treadco Liabilities and the Assumed Goodyear Liabilities by Wingfoot contemplated by and subject to the provisions of this Agreement.

         "CLOSING DATE" shall have the meaning set forth in Section 2.4.

         "COBRA" means the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (PL99-272), as amended.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "CONSENT" means a consent, approval, authorization, waiver or notification from any Person, including any Governmental Entity.

         "CONTEST NOTICE" shall have the meaning set forth in Section 12.5(c).

         "CONTRIBUTED GOODYEAR ASSETS" shall have the meaning set forth in
Section 3.2(a).

         "CONTRIBUTED TREADCO ASSETS" shall have the meaning set forth in
Section 3.1(a).

         "DAMAGES" shall have the meaning set forth in Section 12.2.

         "ENVIRONMENTAL LAW(S)" shall mean any applicable federal, state and local law (including common law), judicial decision, permit, statute, ordinance, rule, regulation, code, order, judgment, decree and injunction relating to (i) the protection of the environment (including, without limitation, air, water, surface water, groundwater, drinking water and surface or subsurface land), (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release, emission, migration or disposal of, pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material or (iii) the effect of the environment on human health or safety.

         "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any entity (whether or not incorporated) that is treated as a single employer together with ABC or Treadco or Goodyear, as the case may be, under section 414 of the Code.

         "EXCLUDED GOODYEAR ASSETS" shall have the meaning set forth in Section 3.2(b).

         "EXCLUDED GOODYEAR LIABILITIES" shall have the meaning set forth in
Section 3.2(e).

         "EXCLUDED TREADCO ASSETS" shall have the meaning set forth in Section 3.1(b).

         "EXCLUDED TREADCO LIABILITIES" shall have the meaning set forth in
Section 3.1(d).

         "FIRPTA CERTIFICATE" shall have the meaning set forth in Section
8.1(j).

         "GAAP" means United States generally accepted accounting principles.

         "GOODYEAR BUSINESS" shall have the meaning set forth in Section 3.2(a).

         "GOODYEAR CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.2(b).

         "GOODYEAR EMPLOYEE" mean any person who is an active employee (including persons on approved leave of absence, Workers' Compensation, FMLA leave or short-term disability) of the Goodyear Business immediately prior to the Closing Date.

         "GOODYEAR LEASED REAL PROPERTY" shall mean property leased by Goodyear in connection with the Goodyear Business, as defined in Section 6.9(a).

         "GOODYEAR MATERIAL CONTRACT" shall have the meaning set forth in
Section 6.13.

         "GOODYEAR NET ASSET AMOUNT" means an amount equal to the final determination of the excess of the book value of the Contributed Goodyear Assets over the Assumed Goodyear Liabilities.

         "GOODYEAR OWNED REAL PROPERTY" shall have the meaning set forth in
Section 6.9(a).

         "GOODYEAR REAL PROPERTY" shall have the meaning set forth in Section 6.9(a).

         "GOODYEAR REAL PROPERTY LEASES" shall have the meaning set forth in
Section 6.9(e).

         "GOODYEAR THIRD PARTY LEASES" means those leases, occupancies, tenancies, licenses or subleases encumbering Goodyear Leased Real Property, as defined in Section 6.9(f).

         "GOVERNMENTAL AUTHORIZATIONS" shall mean all licenses, permits, certificates and other authorizations and approvals required under all applicable Environmental Laws to carry on the Treadco Business and the Goodyear Business as they are currently conducted.

         "GOVERNMENTAL ENTITY" shall mean any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether Federal, state, local or foreign.

         "HAZARDOUS SUBSTANCE" shall mean any hazardous substances within the meaning of Section 101(14) of CERCLA or any pollutant, contaminant, waste, chemical or other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material that, in each case, is regulated under any Environmental Law, including, without limitation, petroleum, petroleum derivatives, petroleum by-products or other hydrocarbons, asbestos-containing materials, polychlorinated biphenyls and urea formaldehyde.

         "HEALTH CARE" shall mean coverage under the Treadco Business or Goodyear Business Medical, Dental or Vision Benefit Plans.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "INDEMNIFIABLE CLAIM" shall have the meaning set forth in Section 12.5.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 12.5.

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section 12.5.

         "INTELLECTUAL PROPERTY" means (a) all discoveries, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, service names, trade dress, logos, slogans, trade names, brand names, corporate names, internet domain names and content, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "INITIAL MEMBERSHIP INTERESTS" shall have the meaning set forth in
Section 2.1(b).

         "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

         "JOINT VENTURE NET ASSET AMOUNT" means an amount equal to the sum of the Treadco Net Asset Amount plus the Goodyear Net Asset Amount, as calculated on the final Treadco Closing Balance Sheet and the final Goodyear Closing Balance Sheet, respectively.

         "JUDGMENTS" means any judgments, orders, rulings, awards, decrees, directives, writs, injunctions or administrative acts of any court, arbitrator or other judicial authority or any Authority.

         "JVC EMPLOYEES" shall mean any employee of Wingfoot, but shall not mean any Former Goodyear Employee before the Administration Date.

         "KNOWLEDGE," "KNOWN" or words of similar import means with respect to Treadco or ABC, the actual knowledge or constructive knowledge of any of the senior officers set forth on Schedule 1.1(b), and with respect to Goodyear, the actual knowledge or constructive knowledge of the senior officers set forth on
Schedule 1.1(c). A person has constructive knowledge of those matters which the individual involved could have obtained as a result of undertaking a reasonable investigation.

         "LAWS" means any laws, statutes, codes, directives, treaties, ordinances, orders, rules or regulation of any Authority.

         "LIABILITY", "LIABILITIES", "LIABILITY", and "LIABILITIES" means any and all liabilities of any kind or nature (whether absolute or contingent, fixed or unfixed, liquidated or unliquidated, accrued or unaccrued, known or unknown, asserted or unasserted, or due or to become due).

         "LIEN" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, repurchase right, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means a material adverse effect on the business, financial conditions or results of operations of the business related to the assets to be contributed to Wingfoot or on the ability of any Party to consummate the transactions contemplated by this Agreement, except to the extent that any such effect is attributable to or results from (a) the public announcement or pendency of the transactions contemplated hereby, or (b) changes in general economic conditions or changes affecting the commercial truck tire or retreading industry generally.

         "NOTICE TO BUY" means the notice that Goodyear must provide to Treadco to effect the sale of Treadco's membership interest in Wingfoot to Goodyear as contemplated in Section 4.1(b).

         "NOTICE TO SELL" means the notice that Treadco must provide to Goodyear to effect the sale of Treadco's membership interest in Wingfoot to Goodyear as contemplated in Section 4.1(a).

         "OPERATING AGREEMENT" means the Wingfoot operating agreement.

         "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business consistent with such Person's past custom and practice (including with respect to quantity and frequency).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PERMIT(S)" mean any permit, license, certificate, registration, franchise agreement, waiver, grant, authorization, consent or approval issued by or obtained from or required by or required by or from a Governmental Entity under any applicable law or regulation, including, without limitation, Environmental Laws.

         "PERMITTED GOODYEAR LIENS" means (a) Liens for Taxes (other than Taxes based on income) that are not yet due and payable, that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, consistently applied, (b) mechanics', carriers', workers', repairmen's and similar Liens imposed by Law that have been incurred in the Ordinary Course of Business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Goodyear Business, (c) Liens and other title defects, easements, encroachments and encumbrances that do not materially impair the value, or occupancy, or continued use as currently conducted of the asset to which they relate, (d) Liens securing any liabilities disclosed in Goodyear's financial statements or incurred in the Ordinary Course of Business since the date of Goodyear's latest unaudited financial statements, and (e) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over real property that are not violated by the current use and operation of such real property.

         "PERMITTED TREADCO LIENS" means (a) Liens for Taxes (other than Taxes based on income) that are not yet due and payable, that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, consistently applied, (b) mechanics', carriers', workers', repairmen's and similar Liens imposed by Law that have been incurred in the Ordinary Course of Business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Treadco Business, (c) Liens and other title defects, easements, encroachments and encumbrances that do not materially impair the value, or occupancy, or continued use as currently conducted of the asset to which they relate, (d) Liens securing any liabilities disclosed on the Treadco Unaudited Financial Statements or incurred in the Ordinary Course of Business since the date of the latest Treadco Unaudited Financial Statements, and (e) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over real property that are not violated by the current use and operation of such real property.

         "PERSON" means an individual, partnership (whether general, limited or otherwise), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, association or a governmental entity (or any department, agency, branch or political subdivision thereof), or any other legal entity.

         "PROCEEDING(S)" shall have the meaning set forth in Section 5.8(a).

         "PUT OPTION" shall have the meaning set forth in Section 4.1(a).

         "PUT PRICE" shall have the meaning set forth in Section 4.1(a).

         "RELIEF" shall have the meaning set forth in Section 13.2(e).

         "REMEDIAL ACTION" shall mean any action to investigate, evaluate, assess, test, monitor, remove, respond to, treat, abate, remedy, correct, clean-up or otherwise remediate the release or presence of any Hazardous Substance.

         "RULES" shall have the meaning set forth in Section 13.2(a).

         "TAX" and "TAXES" shall mean (i) all taxes, assessments, levies, imposts, duties, fees, withholdings, or other similar mandatory charges or collections, including, without limitation, income taxes, receipts taxes, value added taxes, franchise taxes, net worth taxes, transfer taxes, stamp taxes, transaction taxes, stock transfer taxes, excise taxes, custom duties, trade taxes, capital taxes, capital contributions taxes, ad valorem taxes, sales, use, real and personal property taxes, intangible assets taxes, scrap/waste tire and oil taxes, withholding taxes, minimum taxes and payroll and employee charges or contributions, fees or other taxes which a Person is required to collect and pay over to any Authority, and (ii) any interest, penalties, fines or additions to Tax imposed on a Tax described in clause (i) hereof, imposed by any Authority.

         "TITLE COMPANY" shall have the meaning set forth in Section 7.4(a).

         "TRANSFEROR" shall have the meaning set forth in Section 10.1.

         "TREADCO BUSINESS" shall have the meaning set forth in Section 3.1(a).

         "TREADCO CLOSING BALANCE SHEET" shall have the meaning set forth in
Section 2.2(a).

         "TREADCO EMPLOYEE" means any person who is an active employee (including persons on approved leave of absence, worker's compensation, FMLA leave or short-term disability) of the Treadco Business immediately prior to the Closing Date.

         "TREADCO FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 5.5.

         "TREADCO LEASED REAL PROPERTY" means the real property leased by Treadco as defined in Section 5.10(a).

         "TREADCO MATERIAL CONTRACT" shall have the meaning set forth in Section 5.14.

         "TREADCO NET ASSET AMOUNT" means an amount equal to the final determination of the excess of the book value of the Contributed Treadco Assets over the Assumed Treadco Liabilities.

         "TREADCO OWNED REAL PROPERTY" means all real property owned by Treadco in fee, as defined in Section 5.10(a).

         "TREADCO REAL PROPERTY" means all Treadco Owned Real Property and Treadco Leased Property.

         "TREADCO REAL PROPERTY LEASES" means the leases to which Treadco is a tenant, subtenant, or licensee, as defined in Section 5.10(e).

         "TREADCO SURVEYS" means those surveys defined in Section 7.4(b).

         "TREADCO THIRD PARTY LEASES" means those leases, occupancies, tenancies, licenses, or subleases encumbering Treadco Real Property, as defined in Section 5.10(f).

         "TREADCO TITLE POLICIES" shall have the meaning set forth in Section 7.4(a).

         "TREADCO UNAUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5.

         "WINGFOOT" shall have the meaning set forth in Section 2.1.

                                   ARTICLE II
                            ORGANIZATION OF WINGFOOT

         2.1 Organization of Wingfoot. (a) As soon as practicable following the date hereof, Goodyear and Treadco shall form the Joint Venture as an Ohio limited liability company under the name Wingfoot Commercial Tire Systems, LLC ("Wingfoot") by filing Articles of Organization with the Ohio Secretary of State. Goodyear and Treadco will execute an Operating Agreement of Wingfoot substantially in the form of Exhibit 2.1 concurrently with the execution of this Agreement.

         (b) On the Closing Date, (i) Goodyear will contribute certain assets and liabilities to Wingfoot pursuant to the provisions of Section 3.2 in exchange for a 60% membership interest in Wingfoot, and (ii) Treadco will contribute certain assets and liabilities to Wingfoot pursuant to the provisions of Section 3.1 in exchange for the remaining 40% membership interest in Wingfoot (each such membership interest, an "Initial Membership Interest"). Such membership interests may be adjusted after the Closing Date in accordance with
Section 2.3.

         (c) The Parties agree, and the Operating Agreement provides, that:

                  (i) Wingfoot will be self-funded and the Parties shall have no obligation to make any additional capital contributions to Wingfoot; and

                  (ii) Wingfoot shall distribute to Treadco and Goodyear in cash on or before the ninetieth day after the end of each tax year an amount equal to forty percent (40%) of the aggregate net taxable income of Wingfoot allocated to Treadco and Goodyear for such year. In addition to and at the same time, Wingfoot shall distribute an amount in cash to Treadco and Goodyear equivalent to interest on the tax distribution referred to in the preceding sentence. This additional distribution will be calculated on the annual tax distribution using an interest rate of 7.245% and a term based on corporate estimated tax due dates with estimates assumed to be 25% of the annual tax distribution amount. This additional distribution is intended to reimburse Treadco and Goodyear for the fact that the tax distribution is being made after the end of the tax year rather than on a quarterly basis and will be calculated consistent with this intent.

         2.2 Closing Balance Sheets. (a) Within 45 days after the Closing, Treadco will furnish Goodyear with a statement (the "Treadco Closing Balance Sheet") of the Contributed Treadco Assets and the Assumed Treadco Liabilities and showing the calculation of the Treadco Net Asset Amount as of the Closing Date. The Treadco Closing Balance Sheet will be in reasonable detail, be prepared in accordance with GAAP consistent with the Treadco Unaudited Financial Statements (except that it shall be adjusted to reflect any liabilities discharged by Treadco pursuant to Section 14.3(d)) and be accompanied by such other financial information and methods of calculation as may be reasonably necessary for Goodyear to evaluate the accuracy thereof.

               (b) Within 45 days after the Closing, Goodyear will furnish Treadco with a statement (the "Goodyear Closing Balance Sheet") of the Contributed Goodyear Assets and the Assumed Goodyear Liabilities and showing the calculation of the Goodyear Net Asset Amount as of the Closing Date. The Goodyear Closing Balance Sheet will be in reasonable detail, be prepared in accordance with GAAP consistent with Goodyear's historical financial statements and be accompanied by such other financial information and methods of calculation as may be reasonably necessary for Treadco to evaluate the accuracy thereof.

         2.3 Adjustment to Membership Interests. Upon furnishing of the Treadco Closing Balance Sheet and the Goodyear Closing Balance Sheet, the Parties shall determine the portion (expressed as a percentage) that each of the Treadco Net Asset Amount and the Goodyear Net Asset Amount contribute to the Joint Venture Net Asset Amount. If a Party's contributed portion of the Joint Venture Net Asset Amount is less than such Party's Initial Membership Interest, such Party may elect to either (i) decrease its membership interest in Wingfoot so that such Party's contributed portion (expressed as a percentage) of the Joint Venture Net Asset Amount is equal to its percentage ownership interest in Wingfoot or (ii) immediately make a cash or asset contribution to Wingfoot or retain liabilities transferable to Wingfoot, or a combination thereof, so that such Party's adjusted contributed portion (expressed as a percentage) of the Joint Venture Net Asset Amount is equal to its Initial Membership Interest, and the Party's membership interest shall be adjusted accordingly. Notwithstanding the foregoing, in the event Goodyear's percentage ownership of Wingfoot is less than 51%, Goodyear shall immediately make a cash or asset contribution to Wingfoot or retain liabilities transferable to Wingfoot, or a combination thereof, in any case in an aggregate amount that results in Goodyear's percentage ownership of Wingfoot being no less than 51%, it being the intent of the Parties that Goodyear's membership interest in Wingfoot shall be no less than 51% after giving effect to all of the transactions contemplated hereby.

         2.4 Closing. The Closing shall be held on October 31, 2000, or such later date as may be selected by the Parties, but in no event later than March 31, 2001 (the "Closing Date"), beginning at 10:00 a.m. Eastern time in the offices of Thompson Hine & Flory, LLP, at 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44114 or at such other place, time, or earlier date, on which the Parties shall mutually agree.

         2.5 Corporate Offices. Until otherwise agreed pursuant to the terms of the Operating Agreement, Wingfoot's corporate offices will be located in Fort Smith, Arkansas. All books and records of Wingfoot, including, without limitation, corporate minute books, membership interest transfer records, accounting books and records, employment records, deeds, surveys, title policies and leases and lease files, will also be maintained at the above-listed address. The Parties will, at any time and from time to time, have full access to all of Wingfoot's books and records. Notwithstanding the foregoing, if Treadco sells its Wingfoot membership interest to Goodyear pursuant to Section 4.1, neither ABC nor Treadco shall continue to have such full access; provided, however, ABC and Treadco shall continue to have access, during normal business hours and upon reasonable notice, to Wingfoot's books and records that reasonably relate to the affairs and business of the Treadco Business and Wingfoot that may be required in connection with the preparation of tax returns, financial statements and other legitimate purposes specified in writing.

                                   ARTICLE III
                            TERMS OF THE TRANSACTION

         3.1 Treadco's Contribution of Assets and Liabilities. (a) On the terms and subject to the conditions contained in this Agreement, on the Closing Date Treadco shall contribute, transfer and assign to Wingfoot, free and clear of all Liens (except for Permitted Treadco Liens) all of its right, title and interest to and in all assets (other than the Excluded Treadco Assets), tangible and intangible choate and inchoate, owned, held or used by Treadco (collectively, the "Contributed Treadco Assets") in the business of selling and servicing commercial truck tires, retreading operations, and providing retreading services currently conducted by Treadco (collectively, the "Treadco Business"), including without limitation the following, which are subject to the Permitted Treadco
Liens:

                           (i) Real Property and Real Property Leases. All
                  rights in and to real property, owned or leased, including but not limited to, stores, warehouses, offices and test facilities together with all buildings, fixtures and improvements thereon and all appurtenant rights, easements and privileges belonging or relating thereto and all right, title and interest to all leases for such property;

                           (ii) Tangible Personal Property and Tangible Personal
                  Property Leases. (A) All machinery, equipment (including, without limitation, office equipment, laboratory equipment, furnishings, furniture, vehicles, forklifts, trailers, tools, parts, operating supplies, consumables and other tangible personal property (together with all spare and maintenance parts)), whether owned or leased together with all right, title and interest to all leases for such property; and (B) all inventory of goods, merchandise, merchandising equipment, raw materials, work-in-process, stock-in-trade and supplies, including, without limitation, inventory in transit or in storage and rights in inventory on consignment;

                           (iii) Contract Rights. All rights and incidents of
                  interest in and to all contracts, licenses, franchises, sales and purchase orders, commitments, undertakings, quotations, executory commitments, agency and commission contracts, guarantees and indemnifications and other arrangements and all warranties, claims and causes of action against third parties and under insurance policies, whether oral or written, to the extent transferable to Wingfoot;

                           (iv) Restrictions on Competition and Obligations
                  Regarding Confidentiality. All rights with respect to all restrictions on competition in so far as capable of continuing to be held following a change of control and obligations regarding confidentiality imposed on third parties and present and former employees;

                           (v) Governmental Licenses, Permits and Approvals. All
                  governmental Permits, concessions, product registrations and approvals to the extent that applicable laws and regulations allow same to be transferred to Wingfoot;

                           (vi) Intellectual Property and Rights. All
                  Intellectual Property used in the Treadco Business as of the date of this Agreement;

                           (vii) Communication and Address Numbers. All
                  telephone, telex, telecopy and electronic mail address numbers, uniform resource locator file names (URLs), mailing addresses, and bank account lock box numbers or addresses, associated with the Treadco Business; and

                           (viii) Books and Records. All sales literature,
                  promotional signs and literature and other selling materials, records, files, invoices, credit and sales records, personnel records necessary to operate the Treadco Business to the extent allowed by law, employee handbooks, manufacturing and technical records or specifications, customer lists, distributor lists, Permits or approvals, and accounting books and records necessary to operate the Treadco Business (whether stored in physical form, on computer, on microfilm or otherwise) that pertain to the Contributed Treadco Assets or the Assumed Treadco Liabilities.

                  (b) Excluded Assets. Excluded from the contribution to be made under this Agreement are Treadco's assets listed on Schedule 3.1(b) (the "Excluded Treadco Assets").

                  (c) Assumption of Liabilities. At the Closing, except for the Excluded Treadco Liabilities, Wingfoot shall assume and agree to pay, discharge or perform, as appropriate, all of the Liabilities of Treadco (collectively, the "Assumed Treadco Liabilities"), including without limitation, intercompany balances, workers compensation, property and personal injury claims, environmental obligations, health and life insurance obligations, vacation and sick pay obligations and all other liabilities and obligations of Treadco in respect of the agreements, contracts, commitments and leases included in the Contributed Treadco Assets.

                  (d) Excluded Liabilities. Excluded from the Liabilities of Treadco to be assumed by Wingfoot pursuant to this Agreement are Treadco's liabilities listed on Schedule 3.1(d) and the following (collectively, the "Excluded Treadco Liabilities"):

                           (i) any federal, state or local tax based on income
                  (A) payable with respect to the business, assets, properties or operations of the Treadco Business for any period prior to the Closing Date, or (B) incident to or arising as a consequence of the negotiation or consummation by Treadco of this Agreement and the transactions contemplated hereby;

                           (ii) any deferred income tax liabilities with respect
                  to the business, assets, properties or operations of the Treadco Business for any period prior to the Closing Date; and

                           (iii) except as otherwise set forth herein, any
                  liability or obligation of Treadco arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including the fees and expenses of counsel, accountants and other third parties, if and to the extent that the same were not accrued or reserved for on the Treadco Closing Balance Sheet.

         3.2 Goodyear's Contribution of Assets and Liabilities. (a) On the terms and subject to the conditions contained in this Agreement, on the Closing Date Goodyear shall contribute, transfer and assign to Wingfoot, free and clear of all Liens (except for the Permitted Goodyear Liens) all of its right, title and interest to and in assets (other than the Excluded Goodyear Assets), tangible and intangible choate and inchoate, owned, held or used by Goodyear or any of its Affiliates (collectively, the "Contributed Goodyear Assets") in the business of (x) commercial truck service center operations, (y) retreading services, and
(z) the retail sales operations currently performed at Goodyear's Commercial Tire and Service Centers and the Brad Ragan Tire Centers (collectively, the "Goodyear Business") which assets are listed on Schedule 3.2(a) and include without limitation the following, which are subject to the Permitted Goodyear
Liens:

                           (i) Real Property and Real Property Leases. All
                  rights in and to real property, owned or leased, including but not limited to, stores, warehouses, offices and test facilities together with all buildings, fixtures and improvements thereon and all appurtenant rights, easements and privileges belonging or relating thereto and all right, title and interest to all leases for such property;

                           (ii) Tangible Personal Property and Tangible Personal
                  Property Leases. (A) All machinery, equipment (including, without limitation, office equipment, laboratory equipment, furnishings, furniture, vehicles, forklifts, trailers, tools, parts, operating supplies, consumables and other tangible personal property (together with all spare and maintenance parts)), whether owned or leased together with all right, title and interest to all leases for such property; and (B) all inventory of goods, merchandise, merchandising equipment, raw materials, work-in-process, stock-in-trade and supplies, including, without limitation, inventory in transit or in storage and rights in inventory on consignment;

                           (iii) Contract Rights. All rights and incidents of
                  interest in and to all contracts, licenses, franchises, sales and purchase orders, commitments, undertakings, quotations, executory commitments, agency and commission contracts, guarantees and indemnifications and other arrangements and all warranties, claims and causes of action against third parties and under insurance policies, whether oral or written, to the extent transferable to Wingfoot;

                           (iv) Restrictions on Competition and Obligations
                  Regarding Confidentiality. All rights with respect to all restrictions on competition in so far as capable of continuing to be held following a change of control and obligations regarding confidentiality imposed on third parties and present and former employees;

                           (v) Governmental Licenses, Permits and Approvals. All
                  governmental Permits, concessions, product registrations and approvals to the extent that applicable laws and regulations allow same to be transferred to Wingfoot;

                           (vi) Communication and Address Numbers. All
                  telephone, telex, telecopy and electronic mail address numbers, uniform resource locator file names (URLs), mailing addresses, and bank account lock box numbers or addresses, associated with the Contributed Goodyear Assets; and

                           (vii) Books and Records. All sales literature,
                  promotional signs and literature and other selling material, records, files, invoices, credit and sales records, personnel records necessary to operate the Goodyear Business to the extent allowed by law, employee handbooks, manufacturing and technical records or specifications, customer lists, distributor lists, Permits or approvals, and accounting books and records necessary to operate the Goodyear Business (whether stored in physical form, on computer, on microfilm or otherwise) that pertain to the Contributed Goodyear Assets or the Assumed Goodyear Liabilities.

                  (b) Excluded Assets. Excluded from the contribution to be made under this Agreement are Goodyear's assets listed on Schedule 3.2(b) (the "Excluded Goodyear Assets").

                  (c) Licensed Assets. Goodyear shall license to Wingfoot all of the Intellectual Property that is currently owned by Goodyear and used in the Goodyear Business.

                  (d) Assumption of Liabilities. At the Closing, except for the Excluded Goodyear Liabilities, Wingfoot shall assume and agree to pay, discharge or perform, as appropriate, all of the Liabilities of the Goodyear Business listed on Schedule 3.2(d) (collectively, the "Assumed Goodyear Liabilities") including, without limitation, workers' compensation, property and personal injury claims, environmental obligations, vacation and sick pay obligations, and all other liabilities and obligations of Goodyear in respect of the agreements, contracts, commitments and leases included in the Contributed Goodyear Assets.

                  (e) Excluded Liabilities. Excluded from the Liabilities of the Goodyear Business to be assumed by Wingfoot pursuant to this Agreement are the Liabilities listed on Schedule 3.2(e) and the following (collectively, the "Excluded Goodyear Liabilities"):

                           (i) any federal, state or local tax based on income
                  (A) payable with respect to the business, assets, properties or operations of the Goodyear Business for any period prior to the Closing Date, or (B) incident to or arising as a consequence of the negotiation or consummation by Goodyear of this Agreement and the transactions contemplated hereby;

                           (ii) any deferred income tax liabilities with respect
                  to the business, assets properties or operations of the Goodyear Business for any period prior to the Closing Date; and

                           (iii) except as otherwise set forth herein, any
                  liability or obligation of Goodyear arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including the fees and expenses of counsel, accountants and other third parties, if and to the extent that the same were not accrued or reserved for on the Goodyear Closing Balance Sheet.

         3.3 Real Property Fees and Expenses. The Parties agree that Wingfoot will pay promptly following the Closing Date, the following charges in connection with the contribution of real property to Wingfoot: (i) all transfer taxes, conveyance fees or similar charges,

(ii) recording fees and filing charges, (iii) all charges and premiums for any title examinations, title commitments and title policies, and (iv) the cost of any surveys.


                                   ARTICLE IV
                              BUY AND SELL OPTIONS

         4.1 Sell and Purchase Options. The Parties agree that following the Closing, Goodyear shall have the right to buy and Treadco shall have the right to sell Treadco's membership interest in Wingfoot pursuant to the terms set forth below:

                  (a) Treadco Put Option. (i) At any time after April 30, 2003 until April 30, 2004, Treadco may, pursuant to a notice in the form of
         Exhibit 4.1(a) (the "Notice to Sell") require Goodyear to purchase all, but not less than all, of Treadco's membership interest in Wingfoot (the "Put Option"). The purchase price for all of Treadco's membership interest in Wingfoot, which shall be paid at the closing of such transaction in immediately available funds (the "Put Price") shall be:

                           (A)      $72,500,000;

                           (B) plus or minus the difference between (x) the Treadco Net Asset Amount on the Closing Date and (y) $47,713,446;

                           (C) less the difference between (x) any cash amount distributed to Treadco by Wingfoot pursuant to Section 2.1(c)(ii) and (y) Treadco's cumulative income tax liability (assuming a 40% income tax rate) arising as a result of its ownership interest in Wingfoot (excluding any tax liabilities related to dispositions by Treadco of its membership interest); and

                           (D) pursuant to Section 7.5(c), less the difference between (x) the book value of repurchased Tuff-Scan equipment included in the Treadco Closing Balance Sheet and (y) the amount received by Wingfoot following the Closing Date from Oliver Retreading, if any, upon Oliver Retreading's exercise of its right to repurchase such Tuff-Scan equipment.

         The Notice to Sell shall be sent at least 30 days prior to the closing date specified in such Notice to Sell; provided, however, that in any Notice to Sell sent pursuant to this subsection 4.1(a)(i), the closing date specified must be a Business Day on or after April 30, 2003 but prior to April 30, 2004.

                           (ii) Notwithstanding the provisions of Section
                  4.1(a)(i), from the Closing Date through April 30, 2003, Treadco shall have the right to exercise the Put Option and to receive the Put Price immediately in the case of clause (B) below and on the 30th day following the date of such exercise in the case of the following clauses (A), (C) and (D), if: (A) there is a Change in Control of Goodyear, (B) Goodyear, together with its Affiliates, owns less than 50% of

                  Wingfoot, (C) Goodyear breaches a material provision of this Agreement or the Operating Agreement following the Closing Date, or (D) there is a dissolution of Wingfoot.

                           (iii) Notwithstanding the provisions of Section
                  4.1(a)(i), if, prior to the exercise of the Put Option or Call Option, Goodyear sells or agrees to sell all or any part of its membership interest in Wingfoot to an unaffiliated third party, Treadco shall have the right to participate in such sale on the same sale terms and conditions as Goodyear's sale. If such third party sale consists of a sale of less than 100% of Wingfoot, Treadco shall have a right to sell its pro rata share of the total membership interest of Wingfoot to be sold in such sale. If Treadco exercises its right to participate in such a sale and not all of Treadco's membership interest is sold, the Put Option and Call Option shall continue to be exercisable except that the Put Price and the Call Price shall be reduced pro rata to reflect Treadco's decreased percentage membership interest.

                           (iv) Treadco shall have the right to pledge or assign
                  to a third party the right to receive the Put Price if Treadco were to exercise its Put Option.

                  (b) Goodyear Call Option. (i)At any time after April 30, 2003 until October 31, 2004, Goodyear may, pursuant to a notice in the form of Exhibit 4.1(b) (the "Notice to Buy"), require Treadco to sell all, but not less than all, of Treadco's membership interest in Wingfoot to Goodyear (the "Call Option"). The purchase price for all of Treadco's membership interest in Wingfoot, which shall be paid at the closing of such transaction in immediately available funds (the "Call Price") shall be:

                           (A)      the Put Price;

                           (B)      plus $5,000,000; and

                           (C) increased by 7.245% per annum for any proportional period (based upon the actual number of days in such period divided by 360 and multiplied by 7.245%) after April 30, 2004.

                  The Notice to Buy shall be sent at least 30 days prior to the closing date specified in the Notice to Buy, provided, however, that in any Notice to Buy sent pursuant to this subsection 4.1(b)(i), the closing date specified must be a Business Day on or after April 30, 2003 but prior to October 31, 2004.

                           (ii) Notwithstanding the provisions of Section
                  4.1(b)(i), from the Closing Date through April 30, 2003, Goodyear shall have the right to exercise the Call Option and an obligation to pay the Call Price on the 30th day following the date of such exercise, if: (A) there is a Change in Control of ABC, (B) Treadco transfers or assigns all or any part of its ownership interest in Wingfoot, other than as permitted by the Operating Agreement, (C) Treadco or ABC breaches a material provision of this Agreement or the Operating Agreement following the Closing Date, or (D) there is a dissolution of Wingfoot.

                  (c) In the event of exercise of either of the Put Option or the Call Option, each Party shall bear its own costs, expenses and fees (including attorney's fees) in connection with the consummation of the transaction. In the event that neither the Put Option nor the Call Option is exercised pursuant to their terms, each of Treadco and Goodyear shall continue to have all of the rights and obligations as members of Wingfoot pursuant to this Agreement and the Operating Agreement.


                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF ABC AND TREADCO

         ABC severally and not jointly, with respect to Sections 5.1, 5.2, 5.3, 5.4, 5.9, 5.23 and 5.24 only, and Treadco, severally and not jointly, represent and warrant, to Goodyear that:

         5.1 Organization. Each of Treadco and ABC is a corporation duly incorporated and validly existing in the jurisdiction of its incorporation and, where applicable, qualified and in good standing. Treadco has requisite power and authority to own, lease, operate and convey the assets held or used by it and to conduct the Treadco Business. Each of Treadco and ABC is duly qualified to do business in each jurisdiction where the failure to do so would have a Material Adverse Effect on the Treadco Business. Treadco has all material licenses and permits as are necessary for the conduct of the Treadco Business in the places and in the manner presently conducted. True, complete and correct copies of Treadco's articles of incorporation and bylaws as in effect on the date hereof have previously been made available to Goodyear. The minute books or similar records of Treadco contain an accurate record of all meetings and other corporate action of its stockholders, board of directors or other governing bodies (and any committees thereof).

         5.2 Authority; Execution and Enforceability. ABC and Treadco have all requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to carry out their obligations hereunder. The execution of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary corporate actions of ABC and Treadco and no other act or proceeding, corporate or otherwise, on the part of ABC or Treadco is necessary to authorize the execution of this Agreement or the consummation by ABC and Treadco of any of the transactions contemplated hereby. This Agreement has been duly executed and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes a legal, valid and binding obligation of each of ABC and Treadco enforceable in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles.

         5.3 No Violation or Breach. Subject to obtaining the Consents contemplated by Section 5.7, the execution and delivery by ABC and Treadco of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not:

                  (a) materially conflict with, violate or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any material payment, or constitute a default, event of default (or an event which, with notice, lapse of time, or both, would constitute a default or event of default) under (i) the provisions of its charter documents, (ii) an order, writ or decree, for which Treadco is a party or by which the Treadco Business is bound or (iii) a Treadco Material Contract;

                  (b) result in the creation of any Liens (other than Permitted Treadco Liens) upon any Contributed Treadco Asset; or

                  (c) constitute a violation by ABC or Treadco of any laws, treaties, ordinances, orders, rulings or regulations of any Authority or any Judgments that would give rise to criminal penalties.

         5.4 Brokers and Finders. All negotiations relating to the transactions contemplated herein have been carried on without the participation of any Person acting on behalf of ABC or Treadco, in such manner as would give rise to any broker's fee (including, without limitation, investment banker's fees) or finder's fees or commissions that will be for the account of, or impose a liability on Goodyear or Wingfoot.

         5.5 Financial Statements. Treadco has delivered to Goodyear true and complete copies of the following financial statements of Treadco including the notes thereto (collectively, the "Treadco Financial Statements") (a) the audited balance sheets and statements of income, changes in shareholders' equity and cash flows as of and for the fiscal years ended December 31, 1997 and December 31, 1998, (b) the unaudited balance sheet and statements of income and cash flows as of and for the fiscal year ended December 31, 1999, and the six months ended June 30, 2000, and (c) the unaudited balance sheet as of March 31, 2000 (the financial statements in clauses (b) and (c) being collectively, the "Treadco Unaudited Financial Statements"). The Treadco Financial Statements (including the notes thereto) have been prepared from the books and records of Treadco in accordance with GAAP consistently applied throughout the periods covered thereby and present fairly in all material respects the financial condition of Treadco as of such dates and for such periods, taking into account normal adjustments made on a quarterly basis, except that the Treadco Unaudited Financial Statements do not contain notes to financial statements required by GAAP and do not include the assets and liabilities of Fleet Net America, LLC.

         5.6 Contributed Assets. (a) Treadco has good and marketable title to, or an adequate leasehold interest in, the Contributed Treadco Assets, which title is free and clear of all Liens, except for the Permitted Treadco Liens.

                  (b) Except for Permitted Treadco Liens and as set forth on
Schedule 5.6(b), no Person other than Treadco has any interest in the Contributed Treadco Assets.

                  (c) Except as specifically set forth on Schedule 5.6(c) hereto, there is no asset, property, or right of any nature which is not being transferred to Wingfoot by Treadco that is customarily employed, owned, held, or primarily used in connection with the operation of the Treadco Business. Except as described on Schedule 5.6(c), all material tangible Contributed Treadco Assets are situated entirely upon the premises of the Treadco Owned Real Property or the Treadco Leased Real Property. Except as set forth on Schedule 5.6(c), all of Treadco's interest in the assets located upon the premises of the Treadco Owned Real Property or the Treadco Leased Real Property are being conveyed to Wingfoot pursuant to this Agreement.

                  (d) The machinery, equipment and the other personal property and fixtures included in the Contributed Treadco Assets (i) are taken as a whole in good operating condition and repair, except for ordinary wear and tear, (ii) are suitable and adequate for the uses for which they currently are used and to carry on the Treadco Business as now conducted, and (iii) comply in all material respects with the terms and conditions of all Treadco Material Contracts relating to such assets.

                  (e) The documents to be delivered by ABC and Treadco to Goodyear pursuant to Article VIII of this Agreement are sufficient and effective to completely transfer to Wingfoot all of Treadco's interest in the Contributed Treadco Assets.

         5.7 Consents; Filings. Except pursuant to the HSR Act or as set forth on Schedule 5.7, no Consent is required to be made or obtained by Treadco or ABC in connection with (i) the execution, delivery or enforceability of this Agreement or (ii) the consummation of the transactions contemplated hereby; except where the failure to obtain such Consent would not have a Material Adverse Effect on the Treadco Business.

         5.8 Actions and Proceedings. (a) Except as set forth on Schedule 5.8, there is no material action, suit, condemnation action, investigation, complaint or administrative, arbitration or other alternative dispute resolution proceeding or investigation whatsoever in law or in equity (in each case, whether or not the defense thereof or liability in respect thereof is covered by policies of insurance) (each, a "Proceeding" and collectively, "Proceedings") pending nor, to the Knowledge of Treadco, threatened, to which Treadco is, or would be, a party, nor is any material Judgment outstanding against Treadco.

                  (b) No Proceeding that would have a Material Adverse Effect on the Treadco Business is pending or, to the Knowledge of Treadco, threatened, before any court, arbitrator or administrative or Governmental Entity to restrain or prohibit, or to obtain damages or other relief in connection with any portion of any of the transactions contemplated by this Agreement.

                  (c) No attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or, to the Knowledge of Treadco, involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws or actions by any Authority having jurisdiction over Treadco are pending, or in each case to the Knowledge of Treadco, threatened, against Treadco.

         5.9 Taxes and Tax Returns. (a) ABC and Treadco have filed on a timely basis all material returns and reports of all Taxes required to be filed by it or them, subject in each case to any applicable extensions. All information provided in such returns, reports, notices and accounts was, when filed or given, complete and accurate in all material respects. All Taxes required to be paid by ABC and Treadco that were due and payable prior to the date hereof have been paid. Adequate provisions for Taxes in accordance with GAAP, as applicable, applied on a consistent basis, have been made in the Treadco Financial Statements for the payment of all Taxes for which Treadco will be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

                  (b) Except as provided on Schedule 5.9(b), there are no pending, or to the Knowledge of ABC or Treadco, threatened audits or investigations relating to any material Taxes for which Treadco is liable. No deficiencies for any material Taxes have been proposed, asserted or assessed against Treadco. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which Treadco is liable and no requests for any such agreements are pending.

                  (c) Treadco has withheld from its employees and timely paid to the appropriate Authority proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of all applicable material Laws.

                  (d) Except as set forth on Schedule 5.9(d), neither ABC nor Treadco has elected, or has otherwise been granted, any preferential Tax treatment or made any sort of commitment vis-a-vis any Tax authorities (whether in connection with a reorganization or otherwise) which are applicable in whole or in part to any time period that includes a date on or after the date of this Agreement.

         5.10 Real Property.

                  (a) Real Property Included. All the real property owned by Treadco (the "Treadco Owned Real Property") and the real property leased by Treadco (the "Treadco Leased Real Property"; the Treadco Owned Real Property and the Treadco Leased Real Property are collectively referred to as the "Treadco Real Property") includes all real property owned, leased, possessed, occupied or used by Treadco in connection with the Treadco Business and will include as of the Closing Date all of the Treadco Real Property necessary to conduct the Treadco Business in all material respects as conducted on the Closing Date.

                  (b) Title. Treadco has good and marketable fee simple title to the Treadco Owned Real Property, free and clear of all Liens, except for Permitted Treadco Liens. All covenants, obligations, conditions, agreements and restrictions affecting the Treadco Owned Real Property have been performed and observed in all material respects and Treadco has received no written notice of any outstanding or alleged breach or failure to perform any such covenant, obligation, condition, agreement or restriction which materially affects the Treadco Business. There are no undisclosed and outstanding rights of first refusal or options to purchase any of the Treadco Owned Real Property, or any portion thereof or interest therein.

                  (c) Access. To Treadco's Knowledge, the Treadco Owned Real Property and the plants, buildings and structures situated thereon currently have direct vehicular access to public streets, or are benefited by valid and perpetual easements, appurtenant to the Treadco Owned Real Property, over private streets or private property for such ingress to and egress from all such plants, buildings and structures. Treadco is in compliance with all of its material obligations under any such easement agreements affecting the Treadco Business. To Treadco's Knowledge, all roads abutting the Treadco Owned Real Property have been dedicated to and accepted by the applicable Governmental Entity.

                  (d) No Encroachments. To the Knowledge of Treadco, the buildings and structures situated on the Treadco Owned Real Property
         (i) do not encroach upon any land adjoining the Treadco Owned Real Property and (ii) no structure on any land adjoining the Treadco Owned Real Property encroaches upon any of the Treadco Owned Real Property, excepting any encroachments disclosed to Goodyear, and in each case, any minor encroachments that do not materially, adversely affect the value of the Treadco Owned Real Property or materially, adversely interfere with the primary use thereof.

                  (e) Leased Real Property. Treadco is not a tenant, subtenant or licensee under any real property leases or licenses pertaining to the Treadco Business other than the leases described on Schedule 5.10(e) hereto (the "Treadco Real Property Leases"). Treadco has delivered to Goodyear true, correct and complete copies of all the Treadco Real Property Leases, which leases comprise the Treadco Leased Real Property. Except as disclosed on Schedule 5.10(e): (i) the Treadco Real Property Leases are in full force and effect in accordance with their terms and have not been modified or amended in any material respect except as indicated on Schedule 5.10(e), and (ii) neither Treadco nor, to Treadco's Knowledge, the landlord is in default under any material term of a Treadco Real Property Lease, nor has Treadco received any written notice of any default under the Treadco Real Property Leases. Between the date hereof and the Closing Date, Treadco agrees not to modify, waive, amend, extend, terminate or cancel any Treadco Real Property Lease without the prior written consent of Goodyear, which consent shall not be unreasonably withheld, conditioned or delayed, if such action would be materially adverse to the Treadco Business.

                  (f) Third Party Leases. There are no leases, occupancies, tenancies, licenses or subleases granted by Treadco encumbering any portion of the Treadco Real Property other than the leases described on
         Schedule 5.10(f) hereto (the "Treadco Third Party Leases"). Treadco has made available to Goodyear true, correct and complete copies of all the Treadco Third Party Leases. Except as disclosed on Schedule 5.10(f):
         (i) the Treadco Third Party Leases and any guaranties thereof are in full force and effect; (ii) no advance rents or other payments or deposits are held by Treadco under the Treadco Third Party Leases except (x) any security deposits as may be described on in the Treadco Third Party Leases and (y) prepaid rent for the current month; (iii) neither the landlord nor, to Treadco's Knowledge, any tenant is in default under any material term of a Treadco Third Party Lease, nor has Treadco received any written notice from any tenant of any material default under its Treadco Third Party Lease; (iv) any improvements to be constructed by Treadco pursuant to the Treadco Third Party Leases or as required in any collateral agreement respecting the Treadco Third Party Leases have been made in all material respects in accordance with such Treadco Third Party Lease. Between the date hereof and the Closing Date, Treadco agrees not to modify, waive, amend, extend, terminate or cancel any Treadco Third Party Lease or to enter into any new leases, contracts or agreements affecting the Treadco Owned Real Property without the prior written consent of Goodyear, which consent shall not be unreasonably withheld, conditioned or delayed, if such action would be materially adverse to the Treadco Business.

                  (g) Utilities. To the Knowledge of Treadco, all utility services required by law or for the normal operation of the Treadco Business, including, without limitation, electric, gas or water supply, storm and sanitary sewer facilities, telephone lines and fire protection facilities currently serve the Treadco Real Property.

                  (h) Zoning. To the Knowledge of Treadco, the operations of Treadco currently conducted on the Treadco Real Property are permitted by applicable zoning laws and regulations in all material respects. Unless disclosed to Goodyear, Treadco has not received written notice alleging any violation of applicable zoning or subdivision laws, and Treadco has not applied for and has not received written notice of any application for rezoning or other change in applicable land use laws, ordinances or resolutions that could adversely affect the use, operation or enjoyment of the Treadco Real Property. There are no material agreements between Treadco and any Governmental Entity, agencies, utilities or quasi-governmental entities that affect the Treadco Real Property, except as described on Schedule 5.10(h).

                  (i) Condition of Real Property. To Treadco's Knowledge, except as disclosed on Schedule 5.10(i), the buildings and other structures and utility facilities situated on or under the Treadco Real Property
         (i) have been maintained in all material respects in accordance with normal industry practice, (ii) are on the whole in good operating condition and repair (subject to normal wear and tear), (iii) are not subject to any structural defects or other conditions that materially, adversely affect the value of any of the Treadco Real Property as now used or materially, adversely interfere with the primary use thereof, and (iv) are suitable for the purposes for which they are presently used.

         5.11 Intellectual Property. (a) Schedule 5.11(a) sets forth an accurate and complete list of all material patents, patent applications, invention disclosures, trade names, assumed names, copyrights, service marks and other material Intellectual Property rights, other than software, which are owned by Treadco or utilized primarily in the Treadco Business.

                  (b) There are no material actions, proceedings, or claims pending or, to the Knowledge of Treadco, threatened which challenge the validity or right to use any of the Intellectual Property set forth on Schedule 5.11(a) or which allege any violation by Treadco of the Intellectual Property rights of third parties.

                  (c) Schedule 5.11(c) sets forth an accurate and complete list of all material contracts relating to the Intellectual Property set forth on
Schedule 5.11(a) to which Treadco is a party including, without limitation, material secrecy, non-analysis, consulting, technical services, engineering services, research, joint development, and licensing agreements.

         5.12 Software. Treadco either owns outright or has valid license rights to all material computer programs, computer databases or other computer software used in the Treadco Business.

         5.13 Compliance with Legal Requirements. (a) Treadco is currently conducting, and has in the past five years conducted the Treadco Business and is currently maintaining and has in the past five years maintained its ownership and possession of the Contributed Treadco Assets, in compliance in all material respects with all applicable Laws, Judgments and Permits.

                  (b) Treadco has timely and properly applied for all material required Permits, and renewals of material Permits, required under applicable laws, Treadco possesses all material Permits necessary to conduct the Treadco Business as it is currently being conducted and all such material Permits are in full force and effect. Except as set forth on Schedule 5.13, such material Permits, to the extent such Permits need to be assigned or transferred, are fully and freely assignable or transferable, or reissuance of such Permits by the appropriate Governmental Entity in the name of Wingfoot may be requested, to consummate the transactions contemplated by this Agreement. No proceeding to modify, suspend, terminate or otherwise limit any such material Permit is pending or, to the Knowledge of Treadco, threatened.

                  (c) Treadco has not received any written notice in any form (including any citations, notices of violations, complaints, consent orders or inspection reports) which would indicate that Treadco was not at the time of such notice, or is not currently, in compliance with all such applicable Laws, Judgments and Permits with respect to the conduct of the Treadco Business, which noncompliance would have a Material Adverse Effect on the Treadco Business.

         5.14 Material Contracts. (a) Schedule 5.14(a) contains an accurate and complete list of all contracts to which either Treadco is a party or which relate primarily to the Treadco Business, and which (i) involve an obligation of the Treadco Business to pay amounts or sell products or services for amounts in excess of $50,000 in any fiscal year, (ii) are contracts whose term is one (1) year or more which may not be terminated by Treadco without payment of a penalty, (iii) are contracts under which Treadco is bound to refrain from competing with any third party, (iv) are contracts with dealers, distributors or customers where amounts in excess of $50,000 per year are paid or received by Treadco, or (v) are material contracts relative to Treadco's Intellectual Property (collectively, the "Treadco Material Contracts").

                  (b) Each of the Treadco Material Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Treadco, and, to the Knowledge of Treadco, of each other party thereto and, except as disclosed in Schedule 5.14(b), neither Treadco, nor, to the Knowledge of Treadco, any other party to such Treadco Material Contract, is in violation, breach of or default under any such Treadco Material Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Treadco Material Contract), the effect of which, individually or in the aggregate, would have a Material Adverse Effect on Treadco or the Treadco Business. Except as set forth on Schedule 5.14(b), the consummation of the transactions contemplated hereby will not (and will not give any Person the right to) terminate or modify any rights of, or accelerate or increase any obligation of Treadco under any Treadco Material Contract. Except as set forth in Schedule 5.14(a), Treadco is not a party to any contract, agreement or arrangement which limits or prohibits its ability to conduct operations in certain industries, lines of business or geographic areas.

         5.15 Insurance. Schedule 5.15 sets forth the complete list of all material policies, binders or contracts of insurance applicable to the Treadco Business. Such material policies, binders and contracts are in full force and effect on the date hereof and Treadco has not received notice that any insurer thereunder intends to cancel or terminate such policies, binders or contracts prior to the Closing Date. Treadco has not received any written notice that it is in default with respect to any material provision of such policies, binders or contracts. Treadco has not provided inaccurate, incomplete or misleading material information in connection with any such policies, binders or contracts or failed to give any material notice or present any material claim thereunder in due and timely fashion as is required by such policies, binders or contracts so as to jeopardize full recovery thereunder. There is no material claim against Treadco pending under any of such policies or bonds as to which Treadco has received written notice that coverage has been denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.

         5.16 Guarantees. Except as set forth on Schedule 5.16, there are no material guaranty agreements, commitments to issue guarantees, comfort letters or other credit support arrangements entered into by Treadco or with respect to the Treadco Business.

         5.17 Notes and Accounts Receivable. All notes and accounts receivable of Treadco included in the Contributed Treadco Assets are valid receivables subject to no setoffs or counterclaims and are collectible at their recorded amounts, subject to the reserve for bad debts set forth on the Treadco Closing Balance Sheet.

         5.18 Inventory. All of the new tire and finished goods inventories of Treadco included in the Contributed Treadco Assets consist of a quality and quantity usable and salable, as the case may be, in the Ordinary Course of Business and Treadco owns all of its inventories included in the Contributed Treadco Assets.

         5.19 Undisclosed Liabilities. Treadco has no material liabilities, except for (a) liabilities disclosed in the Treadco Financial Statements, (b) liabilities which under GAAP would not be required to be disclosed in the Treadco Financial Statements, (c) liabilities disclosed on Schedule 5.19 and the other Schedules of Treadco attached hereto and (d) liabilities incurred in the Ordinary Course of Business since June 30, 2000.

         5.20 Conduct of Business. Since December 31, 1999 except as reflected in the Treadco Unaudited Financial Statements or as set forth on Schedule 5.20 attached hereto, there has not been, outside the Ordinary Course of Business:

                  (a) any (i) Material Adverse Change in the Treadco Business to the date of this Agreement, or (ii) damage, destruction or loss (whether or not covered by insurance) affecting a material portion of the Contributed Treadco Assets;

                  (b) any (i) sale, lease, transfer, assignment, abandonment or other disposition of any material inventory, machinery, equipment or other assets used or usable in the Treadco Business, (ii) cancellation or compromise of any material debt or claim or (iii) waiver or release of any right of substantial value;

                  (c) any payment of any liability other than those required by their terms to be discharged or satisfied or current liabilities shown in the Treadco Financial Statements and current liabilities incurred since the date of the Treadco Unaudited Financial Statements in the Ordinary Course of Business and consistent with past practices;

                  (d) any indebtedness incurred by Treadco for borrowed money;

                  (e) any material deviation from the ordinary and usual course of conducting of the Treadco Business, including, without limitation, inventory purchasing practices, in contemplation of the transactions described in this Agreement;

                  (f) any mortgage, pledge or creation of any Lien on any of the assets of Treadco, other than Permitted Treadco Liens;

                  (g) any written notice received prior to the date of this Agreement (i) that any customer of Treadco which, accounted for five percent (5%) or more of Treadco's total net sales for the prior 12 months, will terminate its relationship with Treadco or (ii) of termination or potential termination of any other contract, lease or relationship, including relationships with suppliers, which, in any case or in the aggregate, is likely to have a Material Adverse Effect upon the Treadco Business or the Contributed Treadco Assets; or

                  (h) any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or paid or agreed orally or promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee or agent of Treadco.

         5.21 Labor Matters. Except as disclosed on Schedule 5.21:

                  (a) Treadco is not a party to any labor or collective bargaining agreement with respect to its employees, no employees are represented by any labor organization, no union has been certified as a collective bargaining representative of any employees of Treadco, Treadco has not recognized and is not obligated to bargain with any union, and to Treadco's Knowledge there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor tribunal) involving Treadco's employees;

                  (b) there are no material strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations or grievances pending or to Treadco's Knowledge threatened against Treadco;

                  (c) there are no material employment complaints, charges or claims against Treadco pending or to Treadco's Knowledge threatened to be brought or filed with any court or Governmental Entity by any of Treadco's applicants, employees or ex-employees;

                  (d) Treadco is in compliance in all material respects with all Laws and orders relating to the employment of labor, including, without limitation, all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes;

                  (e) there are no material pending labor grievances, arbitration cases, employment lawsuits or pending civil rights, equal employment opportunity, unfair labor practice, OSHA or Department of Labor charges or complaints against Treadco and there are no material settlements, consent orders or prior decrees of any Governmental Entity requiring the continued observance by Treadco; and

                  (f) except as listed in Schedule 5.21(f), none of Treadco's officers, employees or directors has any employment agreement, compensation agreements, severance agreements, termination agreements, change in control agreements or other similar agreements or arrangements, which would trigger a payment to such officer, employee or director as a result of the transactions contemplated under this Agreement.

         5.22 Books and Records. The books, records and accounts of Treadco maintained with respect to the Treadco Business accurately and fairly reflect in all material respects, in reasonable detail, the transactions and the assets and liabilities of Treadco with respect to the Treadco Business. Treadco has not engaged in any transaction with respect to the Treadco Business, maintained any bank account for the Treadco Business or used any of the funds of Treadco in the conduct of the Treadco Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Treadco Business.

         5.23 Projections and Forecasts. In connection with ABC's and Treadco's investigation of the Goodyear Business, ABC and Treadco have received from Goodyear and its Affiliates certain projections and other forecasts for the Goodyear Business and certain plan and budget information. ABC and Treadco acknowledge that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets and that, accordingly, neither ABC nor Treadco will (i) assert any claim against Goodyear or any of its Affiliates or any of their agents, consultants, counsel, accountants, investment bankers or representatives, which claim arises from or is based on such projections, forecasts, plans or budget information, or (ii) hold Goodyear or any of its Affiliates or any such Persons liable, with respect to such a claim. Accordingly, ABC and Treadco agree and acknowledge that Goodyear does not make any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.23.

         5.24 EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY TREADCO AND ABC IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED AT CLOSING ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. TREADCO AND ABC HEREBY DISCLAIM, AND GOODYEAR HEREBY WAIVES ANY CLAIM BASED ON, ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY TREADCO OR ABC TO GOODYEAR OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF GOODYEAR

         Goodyear represents and warrants to ABC and Treadco that:

         6.1 Organization. Goodyear is a corporation duly incorporated and validly existing in the jurisdiction of its incorporation and, where applicable, qualified and in good standing and has requisite power and authority to own, lease, operate and convey the assets held or used by it and to conduct the Goodyear Business. Goodyear is duly qualified to do business in each jurisdiction where the failure to do so would have a Material Adverse Effect on the Goodyear Business. Goodyear has all material licenses and permits as are necessary for the conduct of the Goodyear Business in the places and in the manner presently conducted.

         6.2 Authority; Execution and Enforceability. Goodyear has all requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to carry out its obligations hereunder. The execution of this Agreement and/or the consummation of the transactions provided for hereby have been duly authorized by all necessary corporate actions of Goodyear and no other act or proceeding, corporate or otherwise, on the part of Goodyear is necessary to authorize the execution of this Agreement or the consummation by Goodyear of any of the transactions contemplated hereby. This Agreement has been duly executed and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes a legal, valid and binding obligation of Goodyear enforceable in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and general equitable principles.

         6.3 No Violation or Breach. Subject to obtaining the Consents contemplated by Section 6.6, the execution and delivery by Goodyear of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not:

                  (a) materially conflict with, violate or result in the breach or termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment, or constitute a default, event of default (or an event which, with notice, lapse of time, or both, would constitute a default or event of default) under (i) the provisions of its charter documents, (ii) an order, writ or decree for which Goodyear is a party or which the Goodyear Business is bound, or (iii) a Goodyear Material Contract;

                  (b) result in the creation of any Liens (other than Permitted Goodyear Liens) upon any Contributed Goodyear Asset; or

                  (c) constitute a violation by Goodyear of any laws, treaties, ordinances, orders, rulings or regulations of any Authority or any Judgments that would give rise to criminal penalties.

         6.4 Brokers and Finders. All negotiations relating to the transactions contemplated herein have been carried on without the participation of any Person acting on behalf of Goodyear, in such manner as would give rise to any broker's fee (including, without limitation, investment banker's fees) or finder's fees or commissions that will be for the account of, or impose a liability on ABC, Treadco or Wingfoot.

         6.5 Contributed Assets. (a) Goodyear has good and marketable title to, or an adequate leasehold interest in, the Contributed Goodyear Assets, which title is free and clear of all Liens, except for Permitted Goodyear Liens.

                  (b) Except for Permitted Goodyear Liens and as set forth on
Schedule 6.5(b), no Person other than Goodyear has any interest in the Contributed Goodyear Assets.

                  (c) Except as specifically set forth on Schedule 6.5(c) hereto, there is no asset, property, or right of any nature which is not being transferred to Wingfoot by Goodyear that is customarily employed, owned, held, or primarily used in connection with the operation of the Goodyear Business. All material tangible Contributed Goodyear Assets are situated entirely upon the premises of the Goodyear Leased Real Property.

                  (d) The machinery, equipment and the other personal property and fixtures included in the Contributed Goodyear Assets (i) are taken as a whole in good operating condition and repair, except for ordinary wear and tear,
(ii) are suitable and adequate for the uses for which they are currently used and to carry on the Goodyear Business as now conducted, and (iii) comply in all material respects with the terms and conditions of all Goodyear Material Contracts relating to such assets.

                  (e) The documents to be delivered by Goodyear to ABC and Treadco pursuant to Article VIII of this Agreement are sufficient and effective to completely transfer to Wingfoot all of Goodyear's interest in the Contributed Goodyear Assets.

         6.6 Consents; Filings. Except pursuant to the HSR Act or as set forth on Schedule 6.6, no Consent is required to be made or obtained by Goodyear in connection with (i) the execution, delivery or enforceability of this Agreement or (ii) the consummation of the transactions contemplated hereby; except where the failure to obtain such Consent would not have a Material Adverse Effect on the Goodyear Business.

         6.7 Actions and Proceedings. (a) No material Proceeding, that would have a Material Adverse Effect on the Goodyear Business, is pending or, to the Knowledge of Goodyear, threatened, before any court, arbitrator or administrative or Governmental Entity to restrain or prohibit, or to obtain damages or other relief in connection with any portion of any of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 6.7(a), to the knowledge of Goodyear no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or, to the Knowledge of Goodyear, involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws or actions by any Authority having jurisdiction over the Goodyear Business are pending, or in each case to the Knowledge of Goodyear, threatened, against the Goodyear Business.

         6.8 Taxes and Tax Returns. (a) Goodyear has filed on a timely basis all material returns and reports of all Taxes required to be filed by it or them with respect to the Goodyear

Business, subject in each case to any applicable extensions. All information provided in such returns, reports, notices and accounts was, when filed or given, complete and accurate in all material respects. All Taxes required to be paid by Goodyear with respect to the Goodyear Business that were due and payable prior to the date hereof have been paid. Adequate provisions for Taxes in accordance with GAAP, as applicable, applied on a consistent basis, have been made in Goodyear's financial statements for the payment of all Taxes for which Goodyear will be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

                  (b) Except as provided on Schedule 6.8(b), there are no pending, or to the Knowledge of Goodyear, threatened audits or investigations relating to any material Taxes for which Goodyear is liable with respect to the Goodyear Business. No deficiencies for any material Taxes have been proposed, asserted or assessed against Goodyear with respect to the Goodyear Business. There are no agreements in effect to extend the period of limitations for the assessment or collection of any Taxes for which Goodyear is liable with respect to the Goodyear Business and no requests for any such agreements are pending.

                  (c) Goodyear with respect to the Goodyear Business has withheld from its employees and timely paid to the appropriate Authority proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of all applicable material Laws.

                  (d) Except as set forth on Schedule 6.8(d), Goodyear, with respect to the Goodyear Business, has not elected, or has not otherwise been granted, any preferential Tax treatment or made any sort of commitment vis-a-vis any Tax authorities (whether in connection with a reorganization or otherwise) which are applicable in whole or in part to any time period that includes a date on or after the date of this Agreement.

         6.9 Real Property.

                  (a) Real Property Included. All the real property owned by Goodyear (the "Goodyear Owned Real Property") and the real property leased by Goodyear (the "Goodyear Leased Real Property"; the Goodyear Owned Real Property and the Goodyear Leased Real Property are collectively referred to as the "Goodyear Real Property") includes all real property owned, leased, possessed, occupied or used by Goodyear in connection with the Goodyear Business and will include as of the Closing Date all of the Goodyear Real Property necessary to conduct the Goodyear Business in all material respects as conducted on the Closing Date.

                  (b) Title. Goodyear has good and marketable fee simple title to the Goodyear Owned Real Property, free and clear of all Liens, except for Permitted Goodyear Liens. All covenants, obligations, conditions, agreements and restrictions affecting the Goodyear Owned Real Property have been performed and observed in all material respects and Goodyear has received no written notice of any outstanding or alleged breach or failure to perform any such covenant, obligation, condition, agreement or restriction which materially affects the Goodyear Business. There are no undisclosed and outstanding rights of first refusal or options to purchase any of the Goodyear Owned Real Property, or any portion thereof or interest therein.

                  (c) Access. To Goodyear's Knowledge, the Goodyear Owned Real Property and the plants, buildings and structures situated thereon currently have direct vehicular access to public streets, or are benefited by valid and perpetual easements, appurtenant to the Goodyear Owned Real Property, over private streets or private property for such ingress to and egress from all such plants, buildings and structures. Goodyear is in compliance with all of its material obligations under any such easement agreements affecting the Goodyear Business. To Goodyear's Knowledge, all roads abutting the Goodyear Owned Real Property have been dedicated to and accepted by the applicable Governmental Entity.

                  (d) No Encroachments. To the Knowledge of Goodyear, the buildings and structures situated on the Goodyear Owned Real Property
         (i) do not encroach upon any land adjoining the Goodyear Owned Real Property and (ii) no structure on any land adjoining the Goodyear Owned Real Property encroaches upon any of the Goodyear Owned Real Property, excepting any encroachments disclosed to Goodyear, and in each case, any minor encroachments that do not materially, adversely affect the value of the Goodyear Owned Real Property or materially, adversely interfere with the primary use thereof.

                  (e) Leased Real Property. Goodyear is not a tenant, subtenant or licensee under any real property leases or licenses pertaining to the Goodyear Business other than the leases described on Schedule 6.9(e) hereto (the "Goodyear Real Property Leases"). Goodyear has delivered to Treadco true, correct and complete copies of all the Goodyear Real Property Leases, which leases comprise the Goodyear Leased Real Property. Except as disclosed on Schedule 6.9(e): (i) the Goodyear Real Property Leases are in full force and effect in accordance with their terms and have not been modified or amended in any material respect except as indicated on Schedule 6.9(e), and (ii) neither Goodyear nor, to Goodyear's Knowledge, the landlord is in default under any material term of a Goodyear Real Property Lease, nor has Goodyear received any written notice of any default under the Goodyear Real Property Leases. Between the date hereof and the Closing Date, Goodyear agrees not to modify, waive, amend, extend, terminate or cancel any Goodyear Real Property Lease without the prior written consent of Treadco, which consent shall not be unreasonably withheld, conditioned or delayed, if such action would be materially adverse to the Goodyear Business.

                  (f) Third Party Leases. There are no leases, occupancies, tenancies, licenses or subleases granted by Goodyear encumbering any portion of the Goodyear Real Property other than the leases described on Schedule 6.9(f) hereto (the "Goodyear Third Party Leases"). Goodyear has made available to Treadco true, correct and complete copies of all the Goodyear Third Party Leases. Except as disclosed on Schedule 6.9(f): (i) the Goodyear Third Party Leases and any guaranties thereof are in full force and effect; (ii) no advance rents or other payments or deposits are held by Goodyear under the Goodyear Third Party Leases except (x) any security deposits as may be described in the Goodyear Third Party Leases and (y) prepaid rent for the current month; (iii) neither the landlord nor, to Goodyear's Knowledge, any tenant is in default under any material term of a Goodyear Third Party Lease, nor has Goodyear received any written notice from any tenant of any material default under its Goodyear Third Party Lease; (iv) any improvements to be constructed by Goodyear pursuant to the Goodyear Third Party Leases or as required in any collateral agreement respecting the Goodyear Third Party Leases have been made in all material respects in accordance with such Goodyear Third Party Lease. Between the date hereof and the Closing Date, Goodyear agrees not to modify, waive, amend, extend, terminate or cancel any Goodyear Third Party Lease or to enter into any new leases, contracts or agreements affecting the Goodyear Owned Real Property without the prior written consent of Treadco, which consent shall not be unreasonably withheld, conditioned or delayed, if such action would be materially adverse to the Goodyear Business.

                  (g) Utilities. To the Knowledge of Goodyear, all utility services required by law or for the normal operation of the Goodyear Business, including, without limitation, electric, gas or water supply, storm and sanitary sewer facilities, telephone lines and fire protection facilities currently serve the Goodyear Real Property.

                  (h) Zoning. To the Knowledge of Goodyear, the operations of Goodyear currently conducted on the Goodyear Real Property are permitted by applicable zoning laws and regulations in all material respects. Unless disclosed to Treadco, Goodyear has not received written notice alleging any violation of applicable zoning or subdivision laws, and Goodyear has not applied for and has not received written notice of any application for rezoning or other change in applicable land use laws, ordinances or resolutions that could adversely affect the use, operation or enjoyment of the Goodyear Real Property. There are no material agreements between Goodyear and any Governmental Entity, agencies, utilities or quasi-governmental entities that affect the Goodyear Real Property, except as described on Schedule 6.9(h).

                  (i) Condition of Real Property. To Goodyear's Knowledge, except as disclosed on Schedule 6.9(i), the buildings and other structures and utility facilities situated on or under the Goodyear Real Property (i) have been maintained in all material respects in accordance with normal industry practice, (ii) are on the whole in good operating condition and repair (subject to normal wear and tear), (iii) are not subject to any structural defects or other conditions that materially, adversely affect the value of any of the Goodyear Real Property as now used or materially, adversely interfere with the primary use thereof, and (iv) are suitable for the purposes for which they are presently used.

         6.10 Intellectual Property. (a) Schedule 6.10(a) sets forth an accurate and complete list of all material patents, patent applications, invention disclosures, trade names, assumed names, copyrights, service marks and other material Intellectual Property rights, other than software, which are owned by Goodyear and utilized primarily in the Goodyear Business.

                  (b) There are no material actions, proceedings, or claims pending or, to the Knowledge of Goodyear, threatened which challenge the validity or right to use any of the Intellectual Property set forth on Schedule 6.10(a) or which allege any violation by Goodyear of the Intellectual Property rights of third parties.

                  (c) Schedule 6.10(c) sets forth an accurate and complete list of all contracts relating to the Intellectual Property set forth on Schedule 6.10(a) to which Goodyear is a party including, without limitation, material secrecy, non-analysis, consulting, technical services, engineering services, research, joint development, and licensing agreements.

         6.11 Software. Goodyear either owns outright or has entered into and has valid license rights to all material computer programs, computer databases or other computer software used in the Goodyear Business.

         6.12 Compliance with Legal Requirements. (a) Goodyear is currently conducting, and has in the past five years conducted the Goodyear Business and is currently maintaining and has in the past five years maintained its ownership and possession of the Contributed Goodyear Assets, in compliance in all material respects with all applicable Laws, Judgments and Permits.

                  (b) Goodyear has timely and properly applied for all material required Permits, and renewals of material Permits, required under applicable laws, Goodyear possesses all Permits necessary to conduct the Goodyear Business as it is currently being conducted and all such material Permits are in full force and effect. Except as set forth on Schedule 6.12(b), such material Permits, to the extent such Permits need to be assigned or transferred, are fully and freely assignable or transferable, or reissuance of such Permits by the appropriate Governmental Entity in the name of Wingfoot may be requested, to consummate the transactions contemplated by this Agreement. No proceeding to modify, suspend, terminate or otherwise limit any such material Permit is pending or, to the Knowledge of Goodyear, threatened.

                  (c) Goodyear has not received any written notice in any form (including any citations, notices of violations, complaints, consent orders or inspection reports) which would indicate that any such company was not at the time of such notice, or is not currently in compliance with all such material applicable Laws, Judgments and Permits with respect to the conduct of the Goodyear Business, which noncompliance would have a Material Adverse Effect on the Goodyear Business.

         6.13 Material Contracts. (a) Schedule 6.13(a) contains an accurate and complete list of all contracts which relate primarily to the Goodyear Business and which (i) involve an obligation of the Goodyear Business to pay amounts or sell products or services for amounts in excess of $50,000 in any fiscal year,
(ii) are contracts whose term is one (1) year or more which may not be terminated by Goodyear without payment of a penalty, (iii) are contracts under which Goodyear is bound to refrain from competing with any third party (iv) are contracts with dealers, distributors or customers where amounts in excess of $50,000 per year are paid or received by Goodyear, or (v) are material contracts relative to Goodyear's Intellectual Property (collectively, the "Goodyear Material Contracts").

                  (b) Each of the Goodyear Material Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Goodyear, and, to the Knowledge of Goodyear, of each other party thereto and, except as disclosed in Schedule 6.13(b), neither Goodyear, nor, to the knowledge of Goodyear, any other party to such Goodyear Material Contract, is in violation, breach of or default under any such Goodyear Material Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Material Contract), the effect of which, individually or in the aggregate, would have a Material Adverse Effect on the Goodyear Business. Except as set forth on Schedule 6.13(b), the consummation of the transactions contemplated hereby will not (and will not give any Person the right to) terminate or modify any rights of, or accelerate or increase any obligation of Goodyear under any Goodyear Material Contract. Except as set forth on Schedule 6.13(a), Goodyear is not a party to any contract, agreement or arrangement which limits or prohibits its ability to conduct operations in certain industries, lines of business or geographic areas.

         6.14 Guarantees. Except as set forth on Schedule 6.14, there are no material guaranty agreements, commitments to issue guarantees, comfort letters or other credit support arrangements entered into by Goodyear with respect to the Goodyear Business.

         6.15 Notes and Accounts Receivable. All notes and accounts receivable of the Goodyear Business included in the Contributed Goodyear Assets are valid receivables subject to no setoffs or counterclaims, and are collectible at their recorded amounts, subject to the reserve for bad debts set forth on the Goodyear Closing Balance Sheet.

         6.16 Inventory. All of the new tire and finished goods inventories of Goodyear included in the Contributed Goodyear Assets consist of a quality and quantity usable and salable, as the case may be, in the Ordinary Course of Business and Goodyear owns all of their inventories included in the Contributed Goodyear Assets.

         6.17 Undisclosed Liabilities. The Goodyear Business has no material liabilities, except for (a) liabilities disclosed in Goodyear's financial statements, (b) liabilities which under GAAP would not be required to be disclosed in Goodyear's financial statements, (c) liabilities disclosed on
Schedule 6.17 and the other Schedules of Goodyear attached hereto and (d) liabilities incurred in the Ordinary Course of Business since June 30, 2000.

         6.18 Conduct of Business. Since December 31, 1999, except as reflected in Goodyear's financial statements or as set forth on Schedule 6.18 attached hereto, there has not been, outside the Ordinary Course of Business:

                  (a) any (i) Material Adverse Change in the Goodyear Business to the date of this Agreement, or (ii) damage, destruction or loss (whether or not covered by insurance) affecting a material portion of Contributed Goodyear Assets;

                  (b) any (i) sale, lease, transfer, assignment, abandonment or other disposition of any material inventory, machinery, equipment or other assets used or usable in the Goodyear Business, (ii) cancellation or compromise of any material debt or claim or (iii) waiver or release of any right of substantial value;

                  (c) any material deviation from the ordinary and usual course of conducting of the Goodyear Business, including, without limitation, inventory purchasing practices, in contemplation of the transactions described in this Agreement;

                  (d) any mortgage, pledge or creation of any Lien on any of the assets of the Goodyear Business, other than Permitted Goodyear Liens;

                  (e) any written notice received prior to the date of this Agreement (i) that any customer of Goodyear, with respect to the Goodyear Business, which, accounted for 5%
         or more of the Goodyear Business total net sales for the prior 12 months, will terminate its relationship with Goodyear or (ii) of termination or potential termination of any other contract, lease or relationship, including relationships with suppliers, which, in any case or in the aggregate, is likely to have a Material Adverse Effect upon the Goodyear Business or the Contributed Goodyear Assets; or

                  (f) any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable or paid or agreed orally or promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee or agent of the Goodyear Business.

         6.20 Labor Matters. Except as disclosed on Schedule 6.20:

                  (a) Goodyear, with respect to the Goodyear Business, is not a party to any labor or collective bargaining agreement with respect to its employees, no employees are represented by any labor organization, no union has been certified as a collective bargaining representative of any employees of the Goodyear Business, Goodyear, with respect to the Goodyear Business, has not recognized and is not obligated to bargain with any union, and to Goodyear's Knowledge there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor tribunal) involving the Goodyear Business employees;

                  (b) there are no material strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations or grievances pending or to Goodyear's Knowledge threatened against Goodyear, with respect to the Goodyear Business;

                  (c) there are no material employment related complaints, charges or claims against Goodyear, with respect to the Goodyear Business, pending or to Goodyear's Knowledge threatened to be brought or filed with any court or Governmental Entity by any of the Goodyear, with respect to the Goodyear Business, applicants, employees or ex-employees;

                  (d) Goodyear, with respect to the Goodyear Business, is in compliance in all material respects with all Laws and orders relating to the employment of labor, including, without limitation, all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes;

                  (e) there are no material pending labor grievances, arbitration cases, employment lawsuits or pending civil rights, equal employment opportunity, unfair labor practice, OSHA or Department of Labor charges or complaints against Goodyear, with respect to the Goodyear Business, and there are no material settlements, consent orders or prior decrees of any Governmental Entity requiring the continued observance by Goodyear, with respect to the Goodyear Business; and

                  (f) except as listed in Schedule 6.20(f), none of Goodyear's officers, employees or directors has any employment agreements, compensation agreements, severance agreements, change in control agreements or other similar agreements or arrangements, which would trigger a payment to such officer, employee or director as a result of the transactions contemplated under this Agreement.

         6.21 Books and Records. The books, records and accounts of Goodyear maintained with respect to the Goodyear Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Goodyear with respect to the Goodyear Business. Goodyear has not engaged in any transaction with respect to the Goodyear Business, maintained any Goodyear in the conduct of the Goodyear Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Goodyear Business.

         6.22 Projections and Forecasts. In connection with Goodyear's investigation of the Treadco Business, Goodyear has received from Treadco, ABC and their Affiliates certain projections and other forecasts for the Treadco Business and certain plan and budget information. Goodyear acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets and that, accordingly, Goodyear will not (i) assert any claim against Treadco, ABC or any of their Affiliates or any of their agents, consultants, counsel, accountants, investment bankers or representatives, which claim arises from or is based on such projections, forecasts, plans or budget information, or (ii) hold Treadco, ABC or any of their Affiliates or any such Persons liable, with respect to such a claim. Accordingly, Goodyear agrees and acknowledges that neither Treadco nor ABC makes any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 6.22.

         6.23 Tax Status of Wingfoot. Except as otherwise required by changes in law occurring after the date hereof, Goodyear shall take whatever commercially reasonable actions are required to ensure that Wingfoot shall be treated as a partnership for U.S. federal income tax purposes for so long as Treadco owns a membership interest in Wingfoot.

         6.24 EXCLUSIVITY OF REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY GOODYEAR IN THIS AGREEMENT OR ANY DOCUMENTS DELIVERED AT CLOSING ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES. GOODYEAR HEREBY DISCLAIMS, AND ABC AND TREADCO HEREBY WAIVE, ANY CLAIM BASED ON, ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY GOODYEAR TO ABC OR TREADCO OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

                                   ARTICLE VII
                                    COVENANTS

         7.1 Covenants of Treadco and ABC.

                  (a) Conduct of the Treadco Business. From the date hereof to the Closing Date, Treadco agrees not to engage in any practice, take any action or enter into any transaction outside of the Ordinary Course of Business that would materially and adversely affect the Treadco Business, except for such practices, actions or transactions as are contemplated, permitted or required to occur hereunder or in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Treadco will not and ABC will not allow Treadco to:

                           (i) liquidate, merge or consolidate with any other
                  Person or acquire or agree to acquire a substantial portion of the assets of, any business or Person;

                           (ii) other than in the Ordinary Course of Business
                  consistent with past practice, modify, amend or terminate any Treadco Material Contract, if such action would materially and adversely affect Treadco's rights thereunder;

                           (iii) sell, lease, license, mortgage or otherwise
                  encumber, or subject to any Lien (other than Permitted Treadco Liens) or otherwise dispose of, any of the Contributed Treadco Assets, other than in the Ordinary Course of Business;

                           (iv) except insofar as may be required by a change in
                  GAAP, change the accounting methods, principles or practices of Treadco that materially affect any of its assets, liabilities or results of operations;

                           (v) except in the Ordinary Course of Business or
                  pursuant to agreements outstanding as of the date hereof that have been made available to Goodyear, license, transfer or otherwise dispose of or permit to lapse, any rights in the Intellectual Property listed on Schedule 5.11(a);

                           (vi) incur any indebtedness (whether evidenced by a
                  note or other instrument, pursuant to a financing lease, sale-leaseback transaction or otherwise) including any intercompany indebtedness, other than under lines of credit existing on the date hereof or in the Ordinary Course of Business consistent with past practice;

                           (vii) take any action that would make any
                  representation or warranty of ABC or Treadco hereunder not accurate in any material respect at, or as of any time prior to, the Closing Date; or

                           (viii) authorize, or commit or agree to take, any of
                  the foregoing actions.

                  (b) Employees and Customers. From the date hereof to the Closing Date, Treadco agrees to use commercially reasonable efforts consistent with past practices to keep available to Wingfoot the services of Treadco's employees and to preserve the goodwill of Treadco's material customers and suppliers and others with whom material business relationships exist.

                  (c) Maintenance of Assets. ABC and Treadco agree to use their reasonable best efforts consistent with past practice to maintain the Contributed Treadco Assets from the date of this Agreement until the Closing Date in good operating condition as a whole, suitable in all material respects for their intended purposes, ordinary wear and tear accepted.

                  (d) Insurance of Assets. ABC and Treadco agree to maintain the current levels of insurance coverage on the Contributed Treadco Assets through the Closing Date.

                  (e) Exclusivity. Neither ABC nor Treadco will solicit, initiate, encourage the submission of, entertain, or undertake any negotiations, discussions or contact with any party other than Goodyear with respect to any proposal or offer from any Person relating to the acquisition of all or any portion of the capital stock or assets of Treadco, other than in the Ordinary Course of Business.

         7.2 Covenants of Goodyear.

                  (a) Conduct of the Goodyear Business. From the date hereof to the Closing Date, Goodyear agrees that with respect to the Goodyear Business, it will not engage in any practice, take any action or enter into any transaction outside of the Ordinary Course of Business that would materially and adversely affect the Goodyear Business, except for such practices, actions or transactions as are contemplated, permitted or required to occur hereunder or in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Goodyear will not with respect to the Goodyear Business:

                           (i) other than in the Ordinary Course of Business
                  consistent with past practice, modify, amend or terminate any Goodyear Material Contract, if such action would materially and adversely affect Goodyear's rights thereunder;

                           (ii) sell, lease, license, mortgage or otherwise
                  encumber, or subject to any Lien (other than Permitted Goodyear Liens) or otherwise dispose of, any of the Contributed Goodyear Assets;

                           (iii) take any action that would make any
                  representation or warranty of Goodyear hereunder not accurate in any material respect at, or as of any time prior to, the Closing Date; or

                           (iv) authorize, or commit or agree to take, any of
                  the foregoing actions.

                  (b) Employees and Customers. From the date hereof to the Closing Date, Goodyear agrees to use its commercially reasonable efforts consistent with past practices to keep available to Wingfoot the services of employees of the Goodyear Business and to preserve the goodwill of its material customers, suppliers and others with whom material business relationships exist.

                  (c) Maintenance of Assets. Goodyear agrees to use its reasonable best efforts consistent with past practice to maintain the Contributed Goodyear Assets from the date of this Agreement until the Closing Date in good operating condition as a whole, suitable in all material respects for their intended purposes, ordinary wear and tear accepted.

                  (d) Insurance of Assets. Goodyear agrees to maintain the current insurance coverage on the Contributed Goodyear Assets through the Closing Date.

                  (e) Exclusivity. Goodyear will not solicit, initiate, encourage the submission of, entertain, or undertake any negotiations, discussions or contact with any party other than Treadco and ABC with respect to any proposal or offer from any Person relating to the acquisition of all or any portion of the assets of the Goodyear Business, other than in Ordinary Course of Business.

                  (f) Intercompany Debt. Prior to the four-month anniversary of the Closing Date, Goodyear shall cause Wingfoot to pay the Assumed Treadco Liabilities consisting of intercompany liabilities payable to ABC or its Affiliates reflected in the Treadco Closing Balance Sheet which shall bear interest at a rate of 7.245% from the Closing Date.

         7.3 Covenants of the Parties.

                  (a) Access. Prior to the Closing, each Party shall provide the other Parties access during normal business hours to the properties, books, records, contracts, tax returns and other documents related to the Contributed Treadco Assets or the Contributed Goodyear Assets, as the case may be, as reasonably requested by another Party.

                  (b) Cooperation. From the date hereof through the Closing Date, each Party will execute and deliver all instruments and documents and use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using all commercially reasonable efforts to obtain all of the Consents necessary to consummate the transactions contemplated by this Agreement. However, no Party will have any obligation to amend, or cause to be amended materially, any contract, to change materially, or cause to be changed materially, any Permit, or to make, or cause to be made, any payment to obtain any such Consent, other than in connection with the filing fees under the HSR Act.

                  (c) Required Approvals. As promptly as practicable after the date of this Agreement, the Parties will make all filings required by applicable Law to consummate the contemplated transaction, including all filings, if necessary, under the HSR Act. Each Party further agrees to promptly furnish any additional information requested by any Government Entity in connection with such filings. Each Party agrees to pay the fees relating to any filing that such Party is obligated to make pursuant to the provisions of the HSR Act or other applicable antitrust laws or merger regulations.

                  (d) Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of such Party's own representations and warranties. No disclosure by any Party pursuant to this Section 7.3(d), however, shall be deemed to amend or supplement such party's disclosure schedules, or to prevent any misrepresentation or cure any breach of warranty.

                  (e) Books and Records. (i) For a period of seven years after the Closing Date and thereafter if reasonably requested, each Party will provide the other Party with reasonable access during normal business hours to its books and records and the books and records of Wingfoot (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Treadco Business or the Goodyear Business, as applicable, prior to the Closing and are requested by such Party to prepare its tax returns, to respond to third-party claims or for any other legitimate purpose specified in writing. Each Party will have the right, at its own expense, to make copies of any such books and records.

                           (ii) Neither Party will dispose of or destroy any books and records of the Treadco Business or the Goodyear Business, as the case may be, to the extent that they relate to the condition or operation of the Treadco Business or the Goodyear Business, as the case may be, prior to the Closing, without first offering to turn over possession thereof to the other Party by written notice at least 30 days prior to the proposed date of disposition or destruction.

                           (iii) Each Party may take such action as it deems reasonably appropriate to separate or redact information unrelated to the Treadco Business or the Goodyear Business, as the case may be, from documents and other materials requested and made available pursuant to this subsection (e) and may condition the other Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

                           (iv) Each Party will, upon written request and at the requesting Party's expense, make personnel available to assist in locating and obtaining any books and records to the extent that they relate to the condition or operation of the Treadco Business or the Goodyear Business, as the case may be, prior to the Closing and make personnel available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any third-party claim in which the other Party does not have any adverse interest.

                  (f) Transition Services. On or prior to the Closing Date, each Party agrees to enter into a transition services agreement with Wingfoot to provide accounting, administrative and other transition support services to Wingfoot to aid Wingfoot in conducting the operations of the Treadco Business and the Goodyear Business, as the case may be, consistent with past practices. Such services will be invoiced to and paid promptly by Wingfoot in amounts consistent with amounts previously charged by such Party for similar services. Additionally, such agreement shall provide, and ABC agrees to cause, that Data-Tronic will provide to Wingfoot the services that it currently provides

         Treadco on substantially the terms and pursuant to substantially the same billing structure with an initial term of not less than two years.

         7.4 Real Property. (a) Treadco shall deliver to Goodyear such instruments, affidavits and indemnifications as may be reasonably required by a title company selected by Goodyear (the "Title Company") in order to issue an owner's title insurance policy (the "Treadco Title Policies") ordered by Goodyear, subject to any Treadco Permitted Liens, including (i) evidence of the release of any mortgages, deeds of trust or liens, and (ii) evidence of the due authorization, execution and delivery of the Treadco deeds and the other conveyance documents to be executed and delivered in connection with this Agreement. Treadco shall have no obligation to order or deliver the Treadco Title Policies, nor shall Treadco's indemnity obligations pursuant to this Agreement apply to any damages resulting from a failure to obtain the Treadco Title Policies.

                  (b) Treadco shall provide a right of access to each parcel of Treadco Owned Real Property in order to allow Goodyear to order a survey of each parcel (the "Treadco Surveys"), which surveys shall be prepared in accordance with current ALTA/ACSM Minimum Standard Detail Requirements, certified in favor of Treadco, Goodyear, Wingfoot, any lender identified by Goodyear, and Title Company; provided, that if any surveys are not completed by the Closing, such surveys will be delivered as soon as reasonably practical following the Closing. Goodyear shall order all necessary surveys. Treadco shall have no obligation to order or deliver the Treadco Surveys, nor shall Treadco's indemnity obligations pursuant to this Agreement apply to any damages resulting from a failure to obtain the Treadco Surveys.

         7.5 Nonassignable Contracts and Rights. (a) To the extent that the assignment of any contract, property, right or other asset to be transferred to Wingfoot pursuant to this Agreement shall require the Consent of any other party, and such Consent shall not have been obtained on or prior to the Closing, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or would in any way adversely affect the rights of the Party assigning such contract (or Wingfoot, as assignee thereunder). If any such Consent is required but not obtained on or prior to the Closing, the Parties covenant and agree that in such case, (i) the assigning Party shall continue to deal with the other contracting party or parties, with the benefits and obligations of such Party under such contract, property, right or asset after the Closing Date accruing to Wingfoot; (ii) the assigning Party shall hold all moneys received thereunder for the benefit of Wingfoot and shall pay the same to Wingfoot when received; (iii) the assigning Party shall make all payments thereunder when due, and Wingfoot shall pay the same to the assigning Party simultaneous with such payment; and (iv) the Parties shall use all commercially reasonable efforts without payment of any penalty or fee to obtain and secure any and all Consents that may be necessary to effect the valid sale, transfer or assignment of the same to Wingfoot without change in any of the material terms or conditions thereof, including without limitation the formal assignment or novation of any of the same, if so required. The Parties further covenant and agree to make or complete such transfers as soon as reasonably possible and to cooperate with each other in any other reasonable arrangement designed to provide for Wingfoot the benefits of and the obligations under such properties, rights or assets, including without limitation enforcement for the benefit of Wingfoot of any and all rights of the assigning Party against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

                  (b) If prior to the assigning Party obtaining a necessary Lien release or Consent for the transfer of any real property interest or equipment including, without limitations, such Party's rights under any contract or right related to real property interest or equipment, included in the Contributed Treadco Assets or the Contributed Goodyear Assets, as the case may be, Wingfoot could reasonably be expected to incur out-of-pocket losses in excess of $500,000 in the aggregate resulting directly from the failure to obtain such Lien release or Consent, the assigning Party, at its option, shall either (i) provide Wingfoot with a real property interest or equipment, as the case may be, that is comparable in all material respects to the real property interest or equipment not transferred so that Wingfoot will not suffer any out-of-pocket losses, or
(ii) not provide Wingfoot with such comparable real property interest or equipment and if Wingfoot thereafter incurs out-of-pocket losses in excess of $500,000 in the aggregate resulting directly from the failure to obtain such Lien release or Consent, promptly pay Wingfoot the total amount of such losses. Any amounts paid to Wingfoot by a Party pursuant to this Section 7.5(b) shall be applied to such Party's maximum indemnification obligations set forth in Section 12.4.

                  (c) Notwithstanding anything in Section 7.5(b) to the contrary, if Treadco is unable to transfer all of its interest in its Tuff-Scan equipment to Wingfoot free and clear of any Liens (other than Treadco Permitted Liens), the Put Price shall be reduced by an amount equal (i) to the book value included in the Treadco Closing Balance Sheet of such equipment not transferred,
(ii) less any amount received by Wingfoot, if any, from Oliver Retreading to repurchase the Tuff-Scan equipment.


                                  ARTICLE VIII
                              DELIVERIES AT CLOSING

         8.1 Deliveries by Goodyear. Goodyear will deliver to Treadco or Wingfoot, as applicable, the following, which shall be duly executed.

                  (a) At or prior to the Closing, a certified copy of any required resolutions adopted by the Board of Directors of Goodyear authorizing the execution and delivery of this Agreement and the performance by Goodyear of its obligations under this Agreement.

                  (b) At or prior to the Closing, a certificate of the Secretary or Assistant Secretary of Goodyear certifying the names and signatures of the officers of Goodyear authorized to execute this Agreement.

                  (c) At or prior to the Closing, a certificate of the Chief Financial Officer, or other authorized officer of Goodyear stating that the representations and warranties of Goodyear contained in this Agreement were true and correct in all material respects as of the date when made and are true as of the Closing Date as though made on the Closing Date (except as to any representation or warranty that specifically relates to an earlier date, in which case such representation and warranty shall be true in all material respects as of such earlier date), and Goodyear has performed and complied in all material respects with the obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (d) At or prior to the Closing, Goodyear's Bill of Sale.

                  (e) At or prior to the Closing, Goodyear's Assignment and Assumption Agreement.

                  (f) Instruments of assignment or conveyance of any and all interest of Goodyear to all material personal property leased or subleased by Goodyear duly consented and executed by the appropriate lessor's consent.

                  (g) Licenses for all patents, which are included in the Contributed Goodyear Assets and listed on Schedule 8.1(g) attached hereto.

                  (h) All such other endorsements, consents (including, without limitation, required consents of landlords or other third parties), assignments and other instruments as are reasonably necessary to transfer to Wingfoot good and valid title to the Contributed Goodyear Assets and to otherwise effect the transactions contemplated hereby.

                  (i) The general warranty deeds transferring the Goodyear Owned Real Property to Wingfoot.

                  (j) At or prior to the Closing, written certification ("FIRPTA Certificate"), dated no earlier than ten (10) days prior to the Closing Date, in compliance with the Section 1445 of the Code and regulations thereunder that are imposed by the Foreign Investment in Real Property Tax Act (the "Act"), certifying that Goodyear is not a person or entity subject to withholding under the Act, and containing Goodyear's tax identification number and address.

                  (k) At or prior to Closing, appropriate documentation evidencing the release of any Liens that are not Permitted Goodyear Liens.

                  (l) At or prior to the Closing, a copy of the Operating Agreement duly authorized and executed by Goodyear.

                  (m) At or prior to the Closing, an opinion, dated as of the Closing Date, of counsel for Goodyear, in the form of Exhibit 8.1(m).

         8.2 Deliveries by Treadco. Each of ABC and Treadco, as applicable, will deliver to Goodyear or Wingfoot, as applicable, the following which shall be duly executed.

                  (a) At or prior to the Closing, certified copy of any required resolutions adopted by the Board of Directors of each of Treadco and ABC authorizing the execution and delivery of this Agreement and the performance by each of ABC and Treadco of their respective obligations under this Agreement.

                  (b) At or prior to the Closing, a certificate of the Secretary or Assistant Secretary of each of ABC and Treadco certifying the names and signatures of the officers of ABC and Treadco authorized to execute this Agreement.

                  (c) At or prior to the Closing, a certificate of the Chief Financial Officer, or other authorized officer of ABC and Treadco stating that the representations and warranties of ABC and Treadco contained in this Agreement were true and correct in all material respects as of the date when made and are true as of the Closing Date as though made on the Closing Date (except as to any representation or warranty that specifically relates to an earlier date, in which case such representation or warranty shall be true in all material respects as of such earlier date), and each of ABC and Treadco has performed and complied in all material respects with the obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                  (d) At or prior to Closing, an assignment in recordable form of all software included in the Contributed Treadco Assets.

                  (e) At or prior to Closing, an assignment of all licenses for software included in the Contributed Treadco Assets.

                  (f) At or prior to Closing, a nonexclusive license to Wingfoot to use the Data-Tronic software substantially in the form of Exhibit 8.2(f).

                  (g) At or prior to the Closing, Treadco's Bill of Sale.

                  (h) At or prior to the Closing, Treadco's Assignment and Assumption Agreement.

                  (i) Instruments of assignment or conveyance of any and all interest of Treadco in all material personal property leased or subleased by Treadco duly consented and executed by the appropriate lessor's consent.

                  (j) Assignments in recordable form of all patents, applications for patents and invention disclosures, which are included in the Contributed Treadco Assets and listed on Schedule 8.2(j) attached hereto.

                  (k) All such other endorsements, assignments, consents (including, but not limited to, required consents of landlords or other third parties) and other instruments as are reasonably necessary to transfer to Wingfoot marketable title to the Contributed Treadco Assets and to otherwise affect the transactions contemplated hereby.

                  (l) The general warranty deeds transferring the Treadco Owned Real Property to Wingfoot;

                  (m) At or prior to the Closing, a FIRPTA Certificate dated no earlier than ten (10) days prior to the Closing Date, in compliance with the Section 1445 of the Code and regulations thereunder that are imposed by the Act, certifying that Treadco is not a person or entity subject to withholding under the Act, and containing Treadco's tax identification number and address.

                  (n) At or prior to the Closing, an opinion, dated as of the Closing Date, of counsel for Treadco, in the form of Exhibit 8.2(n).

                  (o) At or prior to Closing, appropriate documentation evidencing the release of any Liens other than Permitted Treadco Liens.

                  (p) At or prior to the Closing, copy of the Operating Agreement duly executed and authorized by Treadco.


                                   ARTICLE IX
                              CONDITIONS TO CLOSING

         9.1 Conditions to Closing. The Closing shall not occur unless and until the relevant waiting period under the HSR Act has expired or been terminated. In the event that such waiting period has not expired or been terminated within six
(6) months of the date hereof, this Agreement shall automatically terminate and shall be of no further force or effect. The Closing shall not be subject to or delayed as a result of any other conditions.


                                    ARTICLE X
                              ENVIRONMENTAL MATTERS

         10.1 Environmental, Health and Safety Matters. Except as set forth in
Schedule 10.1, the Transferor (for purposes of this Agreement, Treadco is the "Transferor" with respect to the Contributed Treadco Assets and Goodyear is the "Transferor" with respect to the Contributed Goodyear Assets, respectively) represents and warrants to Wingfoot and to the other Parties that, with respect to the Contributed Treadco Assets or the Contributed Goodyear Assets, as the case may be:

                  (a) The Transferor is in material compliance with and there is no material violation of any applicable Environmental Laws; there are no Liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Laws, and there are no facts, conditions, situations, occurrences, actions, omissions or sets of circumstances, which could reasonably be expected to result in such Liability with respect to the Transferor's past or present ownership, use or operations of the Treadco Business or Goodyear Business, as the case may be, or the Contributed Treadco Assets or Contributed Goodyear Assets, as the case may be.

                  (b) The Transferor possesses and is in material compliance with all Governmental Authorizations that are necessary for the operation of the Treadco Business, the Goodyear Business, the Contributed Treadco Assets or the Contributed Goodyear Assets, as the case may be.

                  (c) The Transferor has received no notice, request for information, citation, complaint, summons or order relating to any violation or alleged violation of, or any Liability under, any Environmental Law in connection with the Treadco Business or Goodyear Business, as the case may be, or the Contributed Treadco Assets or

         Contributed Goodyear Assets, as the case may be during the past three years, or if unresolved, any previous years.

                  (d) There are no writs, liens, written claims, injunctions, demands, decrees, orders or judgments outstanding, or to Transferor's Knowledge any actions, lawsuits, proceedings or investigations pending or threatened, relating to compliance with or Liability under any Environmental Law affecting the Transferor or the Treadco Business or Goodyear Business, as the case may be.

                  (e) To Transferor's Knowledge, no Hazardous Substances have been illegally discharged, disposed of, dumped, injected, poured, pumped, deposited, spilled, leaked, emitted or released at, on or under the real property or any of the properties previously owned, leased or operated by the Transferor during the time period in which such property was previously owned, leased or operated by the Transferor.

                  (f) To Transferor's Knowledge, there is and has been no friable asbestos or urea formaldehyde in the real property which has not been encapsulated and/or treated in accordance with all applicable Environmental Laws.

                  (g) None of the properties now or previously owned, leased or operated by the Transferor have been operated or are being operated by the Transferor (or by any former owner or operator of such property) as a Treatment, Storage, or Disposal Facility for Hazardous Waste (as such terms are defined under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., or any similar state statute).

                  (h) To Transferor's Knowledge, there are no active or inactive underground or above-ground storage tanks or surface impoundments presently located at the real property or any of the properties previously owned, leased or operated by the Transferor during the time period in which such property was previously owned, leased or operated by the Transferor.

                  (i) To Transferor's Knowledge, neither the real property or any properties previously owned, leased or operated by the Transferor or any property to which the Transferor has transported, or arranged for the disposal of, Hazardous Substances: (1) is listed or proposed for listing, on the National Priorities List, CERCLA or any similar federal, state, local or foreign list of sites requiring investigation or clean-up; or (2) is the subject of enforcement action or investigation under any Environmental Laws.

                  (j) Transferor has delivered to the Wingfoot and the other Parties any environmental investigation, study audit, test, review or other analysis conducted since January 1, 1996 in relation to the Treadco Business or Goodyear Business, as the case may be, the Contributed Treadco Assets or the Contributed Goodyear Assets, as the case may be, or the real property or any properties previously owned, leased or operated by the Transferor.

                  (k) The Transferor will comply with any statutory or regulatory environmental property transfer requirements applicable to this transaction.

                  (l) To Transferor's Knowledge, there are no polychlorinated biphenyls (PCB's) used in electrical or other equipment at the real property included in the Contributed Goodyear Assets or Contributed Treadco Assets, as the case may be, or any PCB's stored on the real property included in the Contributed Goodyear Assets or Contributed Treadco Assets, as the case may be.

         10.2 Environmental Liabilities.

                  (a) The Parties agree not to solicit or importune any Governmental Entity to require any Remedial Action, correction of noncompliance or other action unless required by any Environmental Laws or Governmental Entity.

                  (b) Liabilities pursuant to this Article X shall be governed by the terms of Article XII "Indemnification" of this Agreement.

                  (c) Wingfoot and Transferor agree that any Remedial Action, correction of noncompliance or other action to be undertaken (i) shall be the most reasonable cost-effective method under the circumstances and based upon the assumption that the real property shall continue to be used for industrial (as opposed to residential) purposes, (ii) shall not exceed the least stringent requirements of any applicable Environmental Laws or any clean-up standards set forth, established, published or promulgated under, pursuant to or by any Environmental Law or Governmental Entity having jurisdiction over such Remedial Action, correction of noncompliance or action, in each case as in effect on the date of such Remedial Action, correction of noncompliance or other action or any requirement or order of any Governmental Entity having jurisdiction over such Remedial Action, correction of noncompliance or action, and (iii) shall be conducted in compliance in all material respects with all Environmental Laws.


                                   ARTICLE XI
                                 SPECIAL CLAIMS

         11.1 Warranty Services. The Parties agree that Wingfoot shall provide replacement products and perform repair and other work in accordance with the past practices of Goodyear and Treadco in connection with product warranties created prior to and subsequent to the Closing Date and shall administratively handle all claims or costs for such claims and services. If Wingfoot incurs liability for claims arising from tires retreaded by a Party prior to the Closing Date in excess of the reserve amount set forth on the Treadco Closing Balance Sheet or the Goodyear Closing Balance Sheet, as applicable, Wingfoot shall be indemnified for such liability as set forth in Sections 12.2 and 12.3, but subject to the limitations and other provisions set forth in Article XII.

         11.2 Treadco Workers Compensation, Property and Personal Injury Claims. The Parties agree that ABC shall be responsible for the administration (but not the payment) of all workers compensation, property and personal injury claims of the type normally handled by ABC's risk management department to the extent the events giving rise to such claims occurred in the Treadco Business prior to the Closing Date. Wingfoot shall promptly reimburse ABC for its reasonable out-of-pocket costs in administering such claims. If Wingfoot incurs liability for such workers compensation, property and personal injury claims in excess of the reserve amounts set forth on the Treadco Closing Balance Sheet, Wingfoot shall be indemnified by Treadco for such liability as set forth in Section 12.3, but subject to the limitations and other provisions set forth in Article XII.

         11.3 Goodyear Workers Compensation, Property and Personal Injury Claims. The Parties agree that Goodyear shall be responsible for the administration (but not the payment) of all workers compensation, property and personal injury claims of the type normally handled by Goodyear 's risk management department to the extent the events giving rise to such claims occurred in the Goodyear Business prior to the Closing Date. Wingfoot shall promptly reimburse Goodyear for its reasonable out-of-pocket costs in administering such claims. If Wingfoot incurs liability for such workers compensation, property and personal injury claims in excess of the reserve amounts set forth on the Goodyear Closing Balance Sheet, Wingfoot shall be indemnified by Goodyear for such liability as set forth in Section 12.2, but subject to the limitations and other provisions set forth in Article XII.


                                   ARTICLE XII
                                 INDEMNIFICATION

         12.1 Survival of Indemnification. The representations and warranties set forth in this Agreement shall survive for a period of 18 months from the Closing Date and, upon such expiration, each Party shall have no further right to indemnification under this Article XII with respect to inaccuracies or breaches of such expired representations and warranties; provided, that, notwithstanding the foregoing, the representations and warranties in Article X (Environmental Matters), Section 5.21 (Treadco Labor Matters), Section 6.20 (Goodyear Labor Matters) and Article XIV (Employee Benefit Matters) shall survive for a period of 24 months from the Closing Date and the representations and warranties set forth in Section 5.9 (Treadco Taxes) and Section 6.8 (Goodyear Taxes) shall survive until the expiration of the applicable statute of limitations.

         12.2 Indemnification by Goodyear. Subject to the limitations set forth in this Article XII, Goodyear shall indemnify and hold ABC, Treadco and Wingfoot harmless from and against any and all losses, penalties, damages, costs and expenses including, without limitation, reasonable attorneys' fees (collectively, "Damages"), due to or resulting from the inaccuracy or breach of any of its representations or warranties contained herein, the failure to perform any of its covenants contained herein, including but not limited to, Goodyear product warranty claims in excess of related reserve amounts pursuant to Section 11.1 and Goodyear workers' compensation, property and personal injury claims in excess of reserve amounts pursuant to Section 11.3.

         12.3 Indemnification by Treadco. Subject to the limitations set forth in this Article XII, Treadco shall indemnify and hold Goodyear and Wingfoot harmless from and against any and all Damages due to or resulting from the inaccuracy or breach of any of its or ABC's respective representations or warranties contained herein, the failure to perform any of their respective covenants contained herein, including but not limited to, Treadco product warranty claims in excess of reserve amounts pursuant to Section 11.1 and Treadco workers' compensation, property and personal injury claims in excess of reserve amounts pursuant to Section 11.2.

         12.4 Exceptions and Limitations. (a) Notwithstanding the provisions of
Section 12.3, (x) Treadco shall not be under any duty to indemnify Goodyear or Wingfoot from and against any Damages pursuant to Section 12.3 unless and until the aggregate amount of Damages suffered or incurred by Wingfoot or Goodyear exceeds the sum of (i) any amount reserved for specific items shown on the Treadco Closing Balance Sheet, plus (ii) an aggregate amount for all such items of $500,000, and in such case, Treadco will be liable for Damages only to the extent and in the amount that exceeds such sum, and (y) the maximum aggregate amount of Damages that Treadco shall be obligated to pay pursuant to Section
12.3 shall be $5,000,000.

                  (b) Notwithstanding the provisions of Section 12.2, (x) Goodyear shall not be under any duty to indemnify Treadco, ABC or Wingfoot from and against any Damages pursuant to Section 12.2 unless and until the aggregate amount of Damages suffered or incurred by Treadco, ABC or Wingfoot exceeds the sum of (i) any amount reserved for specific items shown on the Goodyear Closing Balance Sheet, plus (ii) an aggregate amount for all such items of $500,000, and in such case, Goodyear will be liable for Damages only to the extent and in the amount that exceeds such sum, and (y) the maximum aggregate amount of Damages that Goodyear shall be obligated to pay pursuant to Section 12.2 shall be $5,000,000.

                  (c) No Party shall have any obligation to indemnify or hold harmless any Party for (i) consequential Damages arising out of any interruption of business, loss of profits, loss of use of facilities, loss of goodwill or other direct damages or (ii) any other Damages to the extent same are (x) caused by actions of the Indemnified Party, or (y) recovered by the Indemnified Party under any insurance policy and the premiums for which were paid prior to the Closing Date.

         12.5 Procedure for Establishment of Claims. (a) If any claims are asserted by any party which is entitled to indemnification hereunder (the "Indemnified Party"), which, if sustained, could result in an indemnifiable claim by a party (an "Indemnifiable Claim"), the Indemnified Party shall promptly notify in writing the Party responsible for such indemnification hereunder (the "Indemnifying Party") of such claim giving the particulars thereof; provided that the Indemnified Party shall give written notice to the Indemnifying Party as promptly as practicable and before expiration of the indemnification periods set forth in Section 12.1 hereof, so that the Indemnifying Party may investigate and respond to any pleading or other document for which a timely response is required. Such timely notice shall be a condition precedent to the Indemnifying Party's obligations to provide indemnification hereunder only to the extent that the Indemnified Party's failure to give such timely notice prejudices or impairs the Indemnifying Party's ability to defend, compromise or verify such claim. The expiration of the indemnification periods set forth in Section 12.1 hereof shall not affect the Indemnified Party's right to receive indemnification from the Indemnifying Party of an Indemnifiable Claim which was resolved after expiration of such periods if the Indemnifying Party received prompt notice of such claim prior to expiration of such periods.

                  (b) With respect to third-party claims, except as set forth in
Article XI, the Indemnified Party shall extend to the Indemnifying Party a reasonable opportunity to defend against such claim, at the Indemnifying Party's sole expense (which expense shall be included in the calculation of the Indemnifying Party's maximum indemnification obligations hereunder) and through counsel reasonably acceptable to the Indemnified Party; provided the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnified Party, at its option and expense (which expense shall not be indemnifiable hereunder), shall have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of its own selection. No settlement or compromise of any claim which may result in an Indemnifiable Claim may be made by the Indemnifying Party without the prior written consent of the Indemnified Party unless (i) at the time of such settlement or compromise the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnified Party is furnished with security reasonably satisfactory to the Indemnified Party that the Indemnifying Party will, in fact, pay such amount and expenses.

                  (c) If an Indemnified Party asserts the existence of an Indemnifiable Claim, other than a third-party claim, the Indemnified Party shall give written notice to the Indemnifying Party of the nature and amount of the Indemnifiable Claim asserted in accordance with subsection (a) above. If the Indemnifying Party, within a period of 45 days after the giving of the Indemnified Party's notice, does not give written notice to the Indemnified Party announcing its intent to contest the assertion of the Indemnified Party (such notice by the Indemnifying Party is referred to hereinafter as the "Contest Notice"), such assertion of the Indemnified Party shall be deemed accepted and the amount of the Indemnifiable Claim shall be deemed established. If a Contest Notice is given to the Indemnified Party within said 45-day period, then at any time thereafter a party may commence a dispute resolution proceeding in accordance with Article XIII hereof to resolve the contested assertion of an Indemnifiable Claim.

                  (d) The Indemnified Party and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of an Indemnifiable Claim, and, upon the execution of such agreement, such Indemnifiable Claim shall be deemed established.

         12.6 Exclusive Remedy. Other than (a) Damages resulting from any Party's intentional fraud, and (b) monetary Damages arising out of the Put Option or the Call Option, this Article XII sets forth the exclusive remedy for monetary Damages owing from Treadco or Goodyear that arise from or are related to this Agreement. Each of the Parties hereby waives any other claim, cause of action, or remedy for monetary Damages that it might assert against the other, with respect to the matters that arise from or are related to this Agreement, whether under statutory or common law, any Environmental Law, or securities, trade regulation, or other Law, other than with respect to the Put Option or the Call Option.

         12.7 Payment and Assignment of Claims. (a) Upon final determination by the Parties, or by the arbitration panel pursuant to Section 13.2, that a Party is entitled to indemnification under this Article XII, the Indemnifying Party will promptly pay or reimburse, as appropriate, the Indemnified Party for any Damages to which it is entitled to be indemnified hereunder. Neither Party will permit or exercise any right of set-off against the other Party until such final determination is made.

                  (b) If any of the Damages for which an Indemnifying Party is responsible or allegedly responsible under this Article XII are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, the Indemnified Party will assign any and all rights that it may have to recover such Damages to the Indemnifying Party or, if such rights are not assignable for any reason, the Indemnified Party hereunder will, at the expense of the Indemnifying Party, attempt in good faith to collect any and all damages and losses on account thereof from such third party for the benefit of the Indemnifying Party.


                                  ARTICLE XIII
                               DISPUTE RESOLUTION

         13.1 Procedures. The Parties agree that if any dispute or controversy, other than a matter for which a Party is entitled to specific performance or injunctive relief, arises out of this Agreement or any of the other documents to be delivered hereunder or the performance, breach, validity, interpretation or enforcement thereof, it is in the best interests of the Parties for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution practicable. Consequently, the Parties agree to resolve any dispute or controversy, other than a matter for which a Party is entitled to specific performance or injunctive relief, without resort to the courts. If any dispute or controversy arises, the Parties will comply with the following procedures:
(a) the Party believing a dispute to exist will give the other Parties prompt written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such Party believes the dispute should be resolved; (b) within 20 days after receipt of such notice, each Party against whom relief is sought in connection with such dispute will deliver a written response, setting forth in reasonable detail its views of the facts alleged to give rise to such dispute, any relevant contractual provisions, the nature of the claimed default or breach and a statement of the manner in which such Party believes the dispute should be resolved; and (c) if the Parties do not agree on the manner in which the dispute should be resolved, they will arrange to hold a meeting within 10 days after delivery of the response. Each Party shall have in attendance at such meeting a representative with the authority to resolve such dispute. At the meeting (and any adjournments thereof), the Parties will negotiate in an attempt to agree as to whether a dispute exists, the exact nature of the dispute and the manner in which the dispute should be resolved. If deemed appropriate by the Parties, a professional mediator may be engaged to assist in resolving the dispute. Any resolution of the dispute will be evidenced by a written agreement setting forth in reasonable detail the actions to be taken by each Party. If no such written agreement is reached within 20 days after the first meeting (the "Negotiation Period"), a Party may pursue binding arbitration with respect to such dispute pursuant to Section 13.2.

         13.2 Arbitration.

                  (a) Binding Arbitration. To the extent that the dispute resolution procedures set forth in Section 13.1 are unsuccessful, all disputes and controversies arising out of or relating to this Agreement or any of the other documents to be delivered hereunder, or the performance, breach, validity, interpretation or enforcement thereof, will be resolved by binding arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules (the "Rules") of the AAA, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (b) Notice; Selection of Arbitrators. A party may initiate arbitration by sending written notice of its intention to arbitrate to the other Parties and to the AAA office located in Chicago, Illinois (the "Arbitration Notice") within five Business Days after expiration of the Negotiation Period. The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Chicago, Illinois before three independent and impartial arbitrators experienced in legal matters related to the commercial truck tire industry. Each Party will be entitled to select one arbitrator, and the two individuals so selected will select the third arbitrator.

                  (c) Procedures. Except as otherwise specifically provided herein, the arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Rules. The arbitrators' authority to make any award will be based on and limited by the Laws of the State of Ohio and the terms and conditions of this Agreement. The arbitrators will deliver their decision in writing, together with a summary of the reasons for their decision, including citations to legal authority to the extent appropriate. The decision of the arbitrators will be final and binding on all Parties and their successors and permitted assignees. A judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The Parties intend that this agreement to arbitrate be irrevocable.

                  (d) Hearings; Decisions. The panel of arbitrators will be selected no later than 45 days after the date of the Arbitration Notice. The Parties will request that the arbitration hearing commence no later than three months after the panel of arbitrators is selected and that the arbitrators render their decision no later than 30 days after the close of the hearing, in accordance with AAA Rules.

                  (e) In any matter submitted for arbitration hereunder, each party to such arbitration shall specify to the arbitrator the relief that such party believes should be granted, including, in matters including claims for the payment of money, the amount of monetary damages that should be awarded (the "Relief"). In determining any matter submitted for arbitration hereunder, the arbitrator shall be required to determine which party shall prevail and shall award the Relief proposed by the prevailing party and shall have no power to make any compromise award or grant any other relief or make any other award of monetary damages with respect to such arbitration. In the event that multiple matters are submitted for arbitration in one Proceeding, the provisions of this section shall be applied on a matter-by-matter basis.

                  (f) Fees and Costs of Arbitration. The arbitrators' fees and costs will conform to the then current AAA fee schedule and will be borne equally by Goodyear and Treadco.

                  (g) Limitations. The Parties agree that, notwithstanding anything to the contrary in this Section 13.2, any award made by the arbitrators will be consistent with the terms and conditions of this Agreement and that any award will be restricted to a remedy that would be available to a Party under this Agreement.

                                   ARTICLE XIV
                                EMPLOYEE MATTERS

         14.1 ERISA Representations by Treadco. Treadco represents to Goodyear and Wingfoot that:

         (a) The Treadco Business has not maintained or had an obligation to contribute to, contributed to, or incurred any liability with respect to a plan that is both a multi-employer plan (as defined in section 3(37) of ERISA) and a pension plan (as defined in section 3(2) of ERISA or a plan described in section 4069(a) of ERISA.

         (b) No person or entity has engaged in a transaction with respect to a Treadco benefit plan that could result in the imposition upon Goodyear or Wingfoot of a material civil penalty under section 409 or 502(l) of ERISA or a tax under section 4971, 4972, 4975, 4976, 4880, 4980B or 6652 of the Code, and,
to the Knowledge of Treadco, no fact or event exists that could reasonably be expected to give rise to any such material liability.

         (c) The Treadco, Inc. 401(k) Savings Plan ("401(k) Plan") as amended to date has been determined by the appropriate Key District Office of the IRS to be a qualified plan within the meaning of section 401(a) of the Code or will be filed with the IRS in a Form 6406 or Form 5300 series determination request application within the applicable remedial amendment period. To the Knowledge of Treadco, no facts have occurred that if known by the IRS could reasonably be expected to cause disqualification of the 401(k) Plan.

         (d) No facts have occurred, and no circumstance exists, that could reasonably be expected to result in any material liability under Titles I or IV of ERISA to Goodyear or Wingfoot relating to the Treadco Pension Plan or any defined benefit plan of ABC, Treadco, or any Treadco or ABC ERISA Affiliate.

         (e) Other than in those entered in the Ordinary Course of Business, Treadco is not a party to any currently effective agreement to indemnify any person with respect to any employee welfare benefit plan or employee pension benefit plan as defined in Section 3(1) and 2(2) of ERISA.

         14.2 ERISA Representations by Goodyear. (a) Except as set forth on
Schedule 14.2(a), the Goodyear Business has not maintained or had an obligation to contribute to, contributed to, or incurred any liability with respect to a plan that is both a multi-employer plan (as defined in section 3(37) of ERISA) and a pension plan (as defined in section 3(2) of ERISA or a plan described in section 4069(a) of ERISA).

         (b) No person or entity has engaged in a transaction with respect to a Goodyear benefit plan that could result in the imposition upon Treadco, ABC or Wingfoot of a material civil penalty under section 409 or 502(l) of ERISA or a tax under section 4971, 4972, 4975, 4976, 4880, 4980B or 6652 of the Code, and,
to the Knowledge of Goodyear, no fact or event exists that could reasonably be expected to give rise to any such material liability.

         (c) No facts have occurred, and no circumstance exists, that could reasonably be expected to result in any material liability under Titles I or IV of ERISA to Treadco, ABC or Wingfoot relating to or any defined benefit plan of Goodyear, or any Goodyear ERISA Affiliate.

         (d) Other than in those entered in the Ordinary Course of Business, with respect to the Goodyear Business, Goodyear is not a party to any currently effective agreement to indemnify any person with respect to any employee welfare benefit plan or employee pension benefit plan as defined in Section 3(1) and 2(2) of ERISA.

         14.3 General Provisions and Agreements.

                  (a) Employment. Wingfoot shall offer employment effective as of the Closing Date to all Treadco Employees at the same salary or wage rates as those Treadco Employees had immediately prior to the Closing Date. Wingfoot shall offer employment, effective as of the Administration Date, to all employees of Goodyear that were used to perform the operations referred to in
Section 14.3(b) ("Former Goodyear Employees"), at the same salary or wage rates as those Former Goodyear Employees received while performing the Services in
Section 14.3(b). In offering employment and hiring such employees, Goodyear will cause Wingfoot to use all commercially reasonable efforts to avoid liability to any Party under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), or similar state laws or any COBRA liability with respect to employees terminated by either Party on the Closing Date. Nothing herein shall be construed to limit or modify Wingfoot's right to terminate the employment of JVC Employees or to restrict Wingfoot's right to apply its own employment practices and policies (including but not limited to modification of salary or wage rates) with respect to JVC Employees.

                  (b) Performance of Business Operations. Wingfoot will manage the business operations, including the furnishing of employees and the management thereof with respect to the Treadco Business from the Closing Date. ABC will perform the support operations that have been performed with respect to the Treadco benefit plans, listed on Schedule 14.3(d), until the earlier of (i) the Administration Date or (ii) March 31, 2001. Goodyear will perform the operations that have been performed with respect to Goodyear Contributed Assets, including the furnishing of employees and the management thereof, until the Administration Date. The fee paid by Wingfoot for ABC services will equal the amount as calculated per the formula on Schedule 14.3(a). The fee paid by Wingfoot for Goodyear's services will equal the amount as calculated per the formula on Schedule 14.3(b).

                  (c) Earned Allowances. (i) As of the Closing Date, Wingfoot shall assume all obligations of ABC or Treadco to JVC Employees for any unpaid wage, salary, bonus, vacation, holiday pay or paid absence allowances earned for periods prior to the Closing Date and all such amounts shall be paid by Wingfoot after the Closing Date in accordance with Wingfoot's normal payroll practices, and ABC and Treadco shall have no responsibility or liability for such after the Closing Date.

                  (ii) As of the Administration Date, Wingfoot shall assume all obligations of Goodyear to JVC employees for any unpaid wage, salary, bonus, vacation, holiday pay or paid absence allowances earned for periods prior to the Administration Date and all such amounts shall be paid by Wingfoot after the Administration Date in accordance with Wingfoot's normal payroll practices and Goodyear shall have no responsibility or liability for such after the Administration Date.

                  (d) Benefit Plans. Effective as of the Closing Date, Wingfoot shall assume all responsibility for, and shall become the employer, plan sponsor and plan administrator with respect to, the benefit plans listed on Schedule 14.3(d). Wingfoot shall also assume all responsibility for any trust funds, insurance contracts, and services agreements relating to the Plans listed on
Schedule 14.3(d), except as provided on Attachment B to Schedule 14.3(d). ABC or Treadco shall cause any control or authority it has over the Plans listed on
Schedule 14.3(d) and their assets (including any insurance arrangements or trust funds) to be transferred to Wingfoot, effective as of the Closing, except as provided on Attachment B to Schedule 14.3(d). As soon as practicable after Closing, Treadco shall transfer to the appropriate Plan listed on Schedule 14.3(d) any participant contributions (including pre-tax salary deferrals or salary reduction contributions and COBRA health care premiums) that Treadco has received from participants or deducted from participants' pay. Wingfoot shall credit JVC Employees' service with ABC or Treadco for purposes of eligibility and vesting under Wingfoot's employee benefit plans and for purposes of vacation and leave entitlements. Notwithstanding any provision in this Section 14.3(d) to the contrary, Wingfoot and ABC, Treadco or Goodyear retain the right to amend or terminate any employee pension, welfare, fringe or other benefit plan, program, policy or arrangement that may apply to any JVC Employee or any other employees of Wingfoot, Treadco or Goodyear.

                  (e) WARN Act. Wingfoot shall comply with all applicable provisions of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") and any similar state or local Law. ABC, Treadco or Goodyear shall have no obligation or responsibility to comply with any such provisions, and Wingfoot shall hold ABC, Treadco or Goodyear and their Affiliates harmless with respect to any claims incurred or arising under the WARN Act or similar state or local Laws with respect to ABC, Treadco or the Goodyear Business or their employees.

                  (f) COBRA Liability. Goodyear Employees will cease Health Care coverage as of the Administration Date and such shall be a Qualifying Event as defined in COBRA. Goodyear shall be solely responsible for issuing COBRA notices.

                  (g) Former Executive Perquisites and Top Hat Plans. Notwithstanding anything herein to the contrary, Wingfoot shall not be responsible for any obligations, including, but not limited to, employment agreements, non-qualified retirement plans, separation agreements, segregated accounts, stock option plans and executive perquisites arising as a result of the employment relationship, including severance thereof, between ABC, Treadco or Goodyear and former ABC, Treadco or Goodyear employees who become JVC Employees.

                  (h) Covenants. ABC, Treadco and Goodyear shall not adopt, change or commit to adopt any Benefit Plan covering the Treadco Employees as Goodyear Employees, or Goodyear Employees as Treadco Employees, after the date hereof and prior to the Closing except with the express written consent of Goodyear or ABC respectively.

                  (i) Incentive Compensation Plans. Wingfoot will pay bonuses earned up through Closing without further obligation under the Goodyear 2000 Performance Recognition Plan and the Goodyear Associate Performance Plan.

                  (j) JVC Employee Post-Retirement Benefit Liabilities. In respect of all Treadco Employees and Goodyear Employees and former employees of the Treadco Business and the Goodyear Business, Wingfoot does not assume the existing liability for their post-retirement Health Care and Group-Life benefit obligations, except for coverage under COBRA under plans assumed pursuant to (d) above.

                  (k) Treadco Pension Credit. Subject to applicable tax qualification requirements, Treadco shall amend the Treadco Pension Plan to provide that Treadco Employees who are JVC Employees on December 31, 2000 shall be credited with benefit accrual and vesting service and compensation as if they had continued employment with Treadco through December 31, 2000. All of the costs of such amendment and credit shall be paid by Wingfoot including, without limitation, (1) the cost, calculated on a plan termination basis, of the additional pension accruals, from the Closing Date to December 31, 2000, and (2) reimbursement of any actuarial and other fees associated with implementing and calculating such additional accruals. The cost of the additional pension accruals shall be paid by January 31, 2001 or as soon thereafter as determined. All such other amounts shall be paid promptly.

         14.4 Personnel Information; Labor Relations (ABC and Treadco)

                  (a) Except as disclosed in Schedule 14.4(a), during the last four years, there has not been (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Treadco Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Treadco Business; and the Treadco Business has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on this Agreement, none of the Treadco Employees have suffered an "employment loss" (as defined in the WARN Act) during the past six months.

                  (b) The Treadco Business is in compliance in all material respects with all laws relating to employment or labor, including, without limitation, ERISA, the WARN Act and laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         14.5 Personnel Information; Labor Relations (Goodyear)

                  (a) Except as disclosed in Schedule 14.4(b), during the last four years, there has not been (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Treadco Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Goodyear Business; and the Goodyear Business has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on this Agreement, none of the Goodyear Employees have suffered an "employment loss" (as defined in the WARN Act) during the past six months.

                  (b) The Goodyear Business is in compliance in all material respects with all laws relating to employment or labor, including, without limitation, ERISA, the WARN Act and laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

         14.6 Indemnity by Wingfoot. Goodyear shall cause Wingfoot to indemnify and hold harmless each of Goodyear and Treadco from and against any expense, claim, debt, obligation, commitment, responsibility or liability arising out of conduct, actions or conditions existing or created resulting from the services furnished by Goodyear or Treadco, as the case may be, pursuant to Section 14.3(b).

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS

         15.1 Amendments. This Agreement may be amended, modified or superseded, and any of the terms, covenants or conditions hereof may be waived, only a written instrument expressly referencing this Agreement as being amended, modified, superseded or waived, executed by the Parties, or, in the case of a waiver, by the Party or Parties waiving compliance.

         15.2 Waivers. The failure at any time of any Party to require performance by another Party of any responsibility or obligation provided in this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any Party of a breach of any provision of this Agreement by another Party constitute a waiver of any succeeding breach of the same or any other provision.

         15.3 Assignability. Subject to Section 4.1(a)(iv), neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part by any Party without the prior written consent of the other Parties, and any such attempted assignment or delegation without such consent shall be null, void ab initio and without effect; provided, however, that any Party may assign its rights hereunder, but not its obligations, to any Affiliate.

         15.4 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, that in such case the Parties agree to use their commercially reasonable efforts to achieve the purpose of the invalid provision by a new legally valid stipulation but without the incurrence of unreasonable cost of liability.

         15.5 Governing Law and Language. (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

                  (b) The Parties hereto acknowledge that this Agreement and all other agreements contemplated to be delivered in connection herewith, incorporate certain negotiated terms and therefore, no presumption shall arise favoring any Party hereto by virtue of authorship of any provisions of this Agreement, exhibits, schedules or any documents specifically referenced herein.

         15.6 Costs and Taxes. Except as otherwise set forth herein, each Party hereto shall bear and pay its own costs, charges and expenses incurred in the preparation, negotiation, investigation and implementation of this Agreement, including the cost of its attorneys, accountants, consultants or other advisors it retained.

         15.7 Titles to Articles and Subparts; Schedules. (a) The various titles of Articles, Sections or subparts of this Agreement are used solely for the purpose of convenience and shall not be used for interpreting or construing any word, clause, article or subparts of this Agreement.

                  (b) The Parties have delivered disclosure Schedules currently with the execution of this Agreement. The Parties agree that Goodyear and Treadco may add to, amend, supplement and/or update such Schedules prior to the Closing. In the event that Goodyear or Treadco adds to, amends, supplements or updates any Schedule, it shall provide such Schedule to the other Party prior to Closing to allow the receiving Party a reasonable period of time to review the new Schedules. Any item disclosed in one Section or Schedule will be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the relevance of the disclosure is reasonably apparent. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality and will not be deemed an admission that any such disclosed matter is or may give rise to a breach of any contract or violation of any Law.

         15.8 Singular and Plural; Gender. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

         15.9 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties hereto. There are no other representations and understandings except as set forth in this Agreement.

         15.10 Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and (a) delivered by hand or by reputable overnight courier, (b) mailed by registered or certified mail or (c) telecopied, in the case of Goodyear, to:

                 The Goodyear Tire & Rubber Company
                 1144 East Market Street
                 Akron, Ohio  44316-0001
                 Attn:  Secretary
                 Telephone No.:  330/796-0050
                 Facsimile No.:  330/796-1819
and, in the case of the ABC and Treadco, to:

                  Arkansas Best Corporation
                  3801 Old Greenwood Road
                  Fort Smith, Arkansas  72903
                  Attn:  Richard F. Cooper, General Counsel
                  Telephone No.: 501/785-6000
                  Facsimile No.: 501/785-6124

or to such other address as Goodyear, ABC or Treadco may designate by notice in writing to the other Parties.

         15.11 Public Announcement. No public announcement of the transactions contemplated hereby shall be made by way of press release, disclosure to the trade or otherwise except with the mutual approval of the parties; provided, however that any Party may make a public disclosure if in the opinion of such Party's counsel it is required to make such disclosure by Law or the rules of the stock exchange on which such Party's securities are traded. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof. Treadco and ABC agree and acknowledge that promptly after the date hereof, Goodyear will disclose the general nature of the transactions contemplated by this Agreement to certain dealers of Goodyear set forth on Schedule 15.11. As a condition precedent to disclosing the general nature of the transactions contemplated by this Agreement to such dealers, Goodyear shall cause such dealers to execute confidentiality agreements in form and substance reasonably acceptable to Treadco.

         15.12 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument; provided that all such counterparts contain the signatures of all of the parties hereto. A facsimile signature to this Agreement shall constitute an original signature; provided that the Parties will use their best efforts to subsequently obtain original signatures.

         15.13 Bulk Sales. The Parties waive compliance with the "bulk sales" provisions of the Uniform Commercial Code and any similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Each of Treadco and Goodyear agree to indemnify and hold harmless Wingfoot and the other Parties against any Damages resulting from or arising out of (a) it's failure to comply with any of such laws in respect of the transactions contemplated by this Agreement or (b) any action brought or levy made as a result of such failure, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by the other Party pursuant to this Agreement.

         15.14 Guarantee. Subject to the terms and conditions set forth in
Article XII, ABC hereby unconditionally guarantees to Goodyear and Wingfoot the full and timely payment and performance of all of the obligations, liabilities and agreements of Treadco hereunder. The foregoing guarantee shall include the guarantee of the payment of all Damages which might be incurred or suffered by Goodyear or Wingfoot as a result of the nonperformance of any of the obligations, liabilities or agreements so guaranteed or as a result of the nonperformance of this guarantee. Nothing herein shall be deemed to render this guarantee in any way conditional. Goodyear or Wingfoot may, at its option, proceed against ABC for the performance of any such obligation, liability or agreement, or for damages for default in the performance thereof, without first proceeding against Treadco, its legal representatives, successors or assigns, or against any of its properties. ABC further agrees that its guarantee shall be an irrevocable guarantee and shall continue in effect notwithstanding Treadco's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization or similar proceedings affecting Treadco or any of its assets, the release of Treadco from any of its obligations contained herein by operation of law or otherwise, any extension or modification of any guaranteed liability, any assumption of any such guaranteed liability by any other party, or any other act or things which might otherwise operate as a legal or equitable discharge of a guarantor. ABC hereby waives exercise of possessory, collection, foreclosure or other remedies by Goodyear or Wingfoot against Treadco or any of its properties and all suretyship defenses and notice requirements. Any failure by Goodyear or Wingfoot to exercise its rights hereunder shall not give rise to any estoppel against Goodyear or Wingfoot or excuse ABC from performing hereunder. Goodyear's or Wingfoot's waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder. This guarantee shall continue to be effective or be reinstated if at any time any payment made or value received with respect to any amount guaranteed hereunder is rescinded or must otherwise be return by Goodyear or Wingfoot upon the insolvency, bankruptcy or reorganization of Treadco or otherwise.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                      THE GOODYEAR TIRE & RUBBER COMPANY


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      ARKANSAS BEST CORPORATION


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------



                                      TREADCO, INC.


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                                                SCHEDULE 14.3(a)

                              ABC SUPPORT SERVICES

1. Service: Administration of Treadco welfare benefit plans and 40l(k) Plan. Fee will be $__________ per month, to be paid monthly.

                                                                SCHEDULE 14.3(b)

                          GOODYEAR OPERATIONAL SERVICES

         Goodyear fees will equal the sum of:

         1) The costs as shown on the income financial statements for Departments _____________,_______________,_________________ .

         2) The reimbursement of self-insured claims incurred, the pension cost, the 401(k) matching cost, and the premiums paid for insured plan participation after the Closing Date through the Administration Date plus the proportion of Department _______ costs from the Closing Date through the Administration Date, which is equal to the percentage of such costs which is calculated by multiplying such costs by the ratio that the Former Goodyear Employees bear to all Goodyear and Former Goodyear Employees on the Closing Date.

         3) The pro-rata charge for support service from Goodyear of
_____________.

                                                                SCHEDULE 14.3(d)

                                  ASSUMED PLANS

Treadco, Inc. 401(k) Savings Plan (f/k/a Treadco, Inc. Employee's Investment
Plan)

Treadco, Inc. Employee Welfare Benefits Plan:

     o  Treadco Medical Plan

     o  HMOs [list]

     o  Treadco Choice Dental Plan

     o  Treadco Group Life Insurance Plan

     o  Treadco Voluntary Supplemental Term Life Insurance

     o  Treadco Accidental Death and Reimbursement Plan

Treadco Short Term Disability Plan

Treadco Long Term Disability Plan

Treadco Health Care Spending Account and Dependent Day Care Spending Account
Plans

Treadco Choice Benefits Plan (section 125 cafeteria plan)

Vacation and Leave Policies (as described in Treadco Personnel Policy Manual)

Excluded insurance contract: Stop loss coverage for Treadco self-funded medical claims is under a policy held by ABC. ABC will use reasonable efforts to obtain extension of the stop loss coverage to Wingfoot for the period from the Closing Date to the Administration Date.

Copies of exhibits and schedules to the Joint Venture Agreement are available upon request to:

Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
Attn: Richard F. Cooper, Vice-President-Administration, General Counsel and
  Secretary
501-785-6130